                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                            Dated as of June 27, 2003

                                      among

                       GRANITE CONSTRUCTION INCORPORATED,

                                as the Borrower,

                             BANK OF AMERICA, N.A.,

                      as Administrative Agent, as a Lender,

                                       and

                                 as L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,

                                       as

                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------                                                                                                        ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS..................................................................    1
     1.01     Defined Terms..................................................................................    1
     1.02     Other Interpretive Provisions..................................................................   21
     1.03     Accounting Terms...............................................................................   21
     1.04     Rounding.......................................................................................   22
     1.05     References to Agreements and Laws..............................................................   22

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS............................................................   22
     2.01     Loans..........................................................................................   22
     2.02     Borrowings, Conversions and Continuations of Loans.............................................   22
     2.03     Letters of Credit..............................................................................   24
     2.04     Prepayments....................................................................................   31
     2.05     Reduction or Termination of Commitments........................................................   31
     2.06     Repayment of Loans.............................................................................   32
     2.07     Interest.......................................................................................   32
     2.08     Fees...........................................................................................   32
     2.09     Computation of Interest and Fees...............................................................   33
     2.10     Evidence of Debt...............................................................................   33
     2.11     Payments Generally.............................................................................   34
     2.12     Sharing of Payments............................................................................   35
     2.13     Guaranty of Obligations........................................................................   36

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY..........................................................   37
     3.01     Taxes..........................................................................................   37
     3.02     Illegality.....................................................................................   38
     3.03     Inability to Determine Rates...................................................................   38
     3.04     Increased Cost and Reduced Return; Capital Adequacy............................................   38
     3.05     Funding Losses.................................................................................   39
     3.06     Matters Applicable to all Requests for Compensation............................................   39
     3.07     Survival.......................................................................................   40

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS........................................................   40
     4.01     Conditions to Effectiveness and Initial Credit Extension.......................................   40
     4.02     Conditions to all Credit Extensions............................................................   41

ARTICLE V. REPRESENTATIONS AND WARRANTIES....................................................................   42
     5.01     Existence, Qualification and Power; Compliance with Laws.......................................   42
     5.02     Authorization; No Contravention................................................................   42
     5.03     Governmental Authorization.....................................................................   42
     5.04     Binding Effect.................................................................................   43
     5.05     Financial Statements; No Material Adverse Effect...............................................   43

     5.06     Litigation.....................................................................................   43
     5.07     No Default.....................................................................................   43
     5.08     Ownership of Property; Liens...................................................................   44
     5.09     Environmental Compliance.......................................................................   44
     5.10     Insurance......................................................................................   45
     5.11     Taxes..........................................................................................   45
     5.12     ERISA Compliance...............................................................................   45
     5.13     Subsidiaries...................................................................................   46
     5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................   46
     5.15     Disclosure.....................................................................................   46
     5.16     Intellectual Property; Licenses, Etc...........................................................   46
     5.17     Swap Contracts.................................................................................   47
     5.18     Labor Relations................................................................................   47
     5.19     Use of Proceeds................................................................................   47
     5.20     Solvency.......................................................................................   47
     5.21     Unrestricted Subsidiary Matters................................................................   47
     5.22     Burdensome Agreements..........................................................................   47
     5.23     Tax Shelter Regulations........................................................................   48

ARTICLE VI. AFFIRMATIVE COVENANTS............................................................................   48
     6.01     Financial Statements...........................................................................   48
     6.02     Certificates; Other Information................................................................   49
     6.03     Notices........................................................................................   50
     6.04     Payment of Obligations.........................................................................   51
     6.05     Preservation of Existence, Etc.................................................................   51
     6.06     Maintenance of Properties......................................................................   51
     6.07     Maintenance of Insurance.......................................................................   52
     6.08     Compliance with Laws...........................................................................   52
     6.09     Books and Records..............................................................................   52
     6.10     Inspection Rights..............................................................................   52
     6.11     Compliance with ERISA..........................................................................   52
     6.12     Environmental Laws.............................................................................   53
     6.13     Use of Proceeds................................................................................   53
     6.14     Tax Clearance Certificates.....................................................................   53

ARTICLE VII. NEGATIVE COVENANTS..............................................................................   53
     7.01     Liens..........................................................................................   53
     7.02     Investments....................................................................................   55
     7.03     Indebtedness...................................................................................   56
     7.04     Fundamental Changes............................................................................   57
     7.05     Dispositions...................................................................................   58
     7.06     Lease Obligations..............................................................................   59
     7.07     Restricted Payments............................................................................   59
     7.08     ERISA..........................................................................................   60
     7.09     Change in Nature of Business or in Structure...................................................   60

     7.10     Transactions with Affiliates...................................................................   60
     7.11     Burdensome Agreements..........................................................................   60
     7.12     Use of Proceeds................................................................................   61
     7.13     Financial Covenants............................................................................   61
     7.14     Unrestricted Subsidiary Matters................................................................   61

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES.................................................................   61
     8.01     Events of Default..............................................................................   61
     8.02     Remedies Upon Event of Default.................................................................   64

ARTICLE IX. ADMINISTRATIVE AGENT.............................................................................   64
     9.01     Appointment and Authorization of Administrative Agent..........................................   64
     9.02     Delegation of Duties...........................................................................   65
     9.03     Liability of Administrative Agent..............................................................   65
     9.04     Reliance by Administrative Agent...............................................................   65
     9.05     Notice of Default..............................................................................   66
     9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................   66
     9.07     Indemnification of Administrative Agent........................................................   67
     9.08     Administrative Agent in its Individual Capacity................................................   67
     9.09     Successor Administrative Agent.................................................................   68
     9.10     Administrative Agent May File Proofs of Claim..................................................   68

ARTICLE X. GENERAL PROVISIONS................................................................................   69
     10.01    Amendments, Etc................................................................................   69
     10.02    Notices and Other Communications; Facsimile Copies.............................................   70
     10.03    No Waiver; Cumulative Remedies.................................................................   71
     10.04    Attorney Costs, Expenses and Taxes.............................................................   71
     10.05    Indemnification by the Borrower................................................................   72
     10.06    Payments Set Aside.............................................................................   73
     10.07    Successors and Assigns.........................................................................   73
     10.08    Confidentiality................................................................................   76
     10.09    Set-off........................................................................................   77
     10.10    Interest Rate Limitation.......................................................................   77
     10.11    Counterparts...................................................................................   77
     10.12    Integration....................................................................................   77
     10.13    Survival of Representations and Warranties.....................................................   78
     10.14    Severability...................................................................................   78
     10.15    Foreign Lenders................................................................................   78
     10.16    Removal and Replacement of Lenders.............................................................   80
     10.17    Governing Law..................................................................................   80
     10.18    Waiver of Right to Trial by Jury...............................................................   81
     10.19    Time of the Essence............................................................................   81

     SIGNATURES..............................................................................................  S-1

SCHEDULES
     1.01(e)           Existing Letters of Credit
     1.01(g)           Guarantors
     2.01              Commitments and Pro Rata Shares
     5.05(c)           Project Debt
     5.06              Litigation
     5.09              Environmental Matters
     5.13(a)           Subsidiaries and Other Equity Investments
     5.13(b)           Senior Note Guarantors
     5.16              Intellectual Property Matters
     5.21              Unrestricted Subsidiary Matters
     5.22              Burdensome Agreements
     7.01              Existing Liens
     7.02(a)           Existing Investments
     7.02(b)           Investment Policy
     7.02(j)           Wilder Investments
     7.03              Existing Indebtedness
     7.06              Existing Leases
     10.02             Eurodollar and Domestic Lending Offices; Addresses for Notices

EXHIBITS

     Exhibit A         Form of Loan Notice
     Exhibit B         Form of Note
     Exhibit C         Form of Compliance Certificate
     Exhibit D         Form of Assignment and Assumption Agreement
     Exhibit E         Form of Guaranty
     Exhibit F         Form of Closing Opinion

                            CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 27, 2003, by and among GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and, individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and as L/C Issuer.

         A. The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         B. In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Agent" means the sole administrative agent under the Loan Documents or any successor administrative agent, which initially shall be Bank of America.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by voting securities, through the ownership of contract or otherwise.

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means, as of any date of determination, the aggregate amount of all Lenders' Commitments hereunder.

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means, with respect to commitment fees, Base Rate Loans, Eurodollar Rate Loans and utilization fees, as applicable, the following percentages per annum, each based upon the Pricing Level Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided, however, that notwithstanding the foregoing (but subject to the proviso in the following paragraph), until such date on which Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the fiscal quarter ending on June 30, 2003, Pricing Level 3 shall apply:

---------------------------------------------------------------------------------------------------------------------
                                                                    APPLICABLE                        APPLICABLE
                                               APPLICABLE RATE         RATE          APPLICABLE          RATE
PRICING                                          (COMMITMENT       (EURODOLLAR       RATE (BASE      (UTILIZATION
 LEVEL       PRICING LEVEL LEVERAGE RATIO           FEE)           RATE LOANS)       RATE LOANS)         FEE)
-------------------------------------------------------------------------------------------------------------------
   1       Less than 0.50 to 1.00                   0.25%              1.00%            00.0%            0.125%
-------------------------------------------------------------------------------------------------------------------
   2       Less than 1.00 to 1.00 but               0.30%              1.25%            00.0%            0.125%
           greater than or equal to 0.50 to
           1.00
-------------------------------------------------------------------------------------------------------------------
   3       Less than 1.50 to 1.00 but               0.35%             1.375%            00.0%            0.125%
           greater than or equal to 1.00 to
           1.00
-------------------------------------------------------------------------------------------------------------------
   4       Greater than or equal to 1.50 to         0.40%             1.625%            00.0%            0.125%
           1.00
-------------------------------------------------------------------------------------------------------------------

         Any increase or decrease in the Applicable Rate resulting from a change in the Pricing Level Leverage Ratio shall become effective as of the date that is the earlier of: (a) the last date by which the Borrower is otherwise required to deliver a Compliance Certificate in accordance with Section 6.02(b) with reference to Section 6.01 for a given fiscal period (each such date, a "Calculation Date"); and (b) the date that is two Business Days after the date (prior to the related Calculation Date) on which the Borrower actually delivers a Compliance Certificate in accordance with Section 6.02(b) with reference to
Section 6.01 for such fiscal period; provided that, if any Compliance Certificate for any fiscal period is not delivered to the Administrative Agent on or before the related Calculation Date, then Pricing Level 4 shall apply, effective on the related Calculation Date until two Business Days after such Compliance Certificate is actually received by the Administrative Agent.

         "Approved Fund" has the meaning set forth in Section 10.07(h).

         "Arranger" means the Person acting as sole lead arranger and sole book manager, which, initially, shall be Banc of America Securities LLC.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

         "Auto-Renewal Letter of Credit" has the meaning set forth in Section 2.03(b)(iii).

         "Bank of America" means Bank of America, N.A.

         "Bankruptcy Code" means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.).

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Bank of America's "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Calculation Date" has the meaning set forth in the definition of "Applicable Rate" contained herein.

         "Capital Expenditures" means for any period and with respect to the Consolidated Restricted Group, the aggregate of all expenditures by such Consolidated Restricted Group (excluding, however, expenditures by any Project Debt Entity) for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Consolidated Restricted Group, minus net proceeds from sales of fixed or capital assets received by such Consolidated Restricted Group (other than a Project Debt Entity) during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Consolidated Restricted Group or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section
4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Lender as of any date of determination, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and
(b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "Compensation Period" has the meaning set forth in Section 2.11(d)(ii).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated Cash Taxes" means, for any Subject Period, for the Consolidated Restricted Group on a consolidated basis (excluding, however, any Project Debt Entity), the aggregate of all taxes actually paid by such Persons in cash during such period.

         "Consolidated EBITDA" means, for any Subject Period, for the Consolidated Restricted Group on a consolidated basis (excluding, however, any Project Debt Entity), an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net
Income: (a) Consolidated Interest Expense for such period, (b) Consolidated Cash Taxes for such period, and (c) depreciation and amortization expense for such period.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Consolidated Restricted Group on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, with or without recourse, but not including Project Debt, plus (b) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, but not including Project Debt, plus (c) without duplication, all Guaranty Obligations of the Consolidated Restricted Group with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary in the Consolidated Restricted Group.

         "Consolidated Interest Expense" means, for any Subject Period, for the Consolidated Restricted Group on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Consolidated Restricted Group in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense of the Consolidated Restricted Group with respect to such period under capital leases that is treated as interest in accordance with GAAP and the portion of Synthetic Lease Obligations payable by the Consolidated Restricted Group with respect to such period that would be treated as interest in accordance with GAAP if such lease were treated as a capital lease under

GAAP; excluding for purposes of clause (a) and (b) hereof, such amounts in respect of Project Debt.

         "Consolidated Net Income" means, for any Subject Period, for the Consolidated Restricted Group on a consolidated basis, the net income of the Consolidated Restricted Group from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions for that period; not including, however, net income in respect of or attributable to any Project Debt Entity.

         "Consolidated Restricted Group" means, at any time, the Borrower and its consolidated Subsidiaries at such time, other than any Unrestricted Subsidiary at such time.

         "Consolidated Stockholders' Equity" means, as of any date of determination for the Consolidated Restricted Group on a consolidated basis, stockholders' equity as of that date, determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any date of determination, the amount equal to Consolidated Stockholders' Equity on that date minus the Intangible Assets of the Consolidated Restricted Group (determined on a consolidated basis in accordance with GAAP) on that date.

         "Construction JV" means any Joint Venture entered into by the Borrower or any of its Subsidiaries with any one or more other Persons in the Ordinary Course of Business solely for purposes of undertaking or completing a construction project.

         "Construction JV Investments" means Investments in any Joint Venture arising upon any initial capital contribution to or subsequent capital contribution in such Joint Venture, and participated in ratably by all co-joint venturers having an interest in such Joint Venture, solely for purposes of undertaking or completing a construction project; provided Construction JV Investments shall not include the incurrence, directly or indirectly, of any Guaranty Obligation by the Borrower or any of its Restricted Subsidiaries.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: (a) a Borrowing; and
(b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or fee based upon the Applicable Rate determined with reference to Eurodollar Rate Loans, the Default Rate shall be a rate equal to the rate (including any Applicable Rate) otherwise applicable to such Loan or fee plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of America.

         "Eligible Assignee" has the meaning set forth in Section 10.07(h).

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or any other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Permits" has the meaning set forth in Section 5.09(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                           Eurodollar Base Rate
            Eurodollar Rate =  -------------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                  (b)      if the rate referenced in the preceding subsection
         (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                  (c)      if the rates referenced in the preceding subsections
         (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; and

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" means any of the events or circumstances specified in Section 8.01.

         "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         "Existing Credit Agreement" means that Credit Agreement dated as of June 29, 2001 by and among the Borrower, Bank of America, N.A. as
"Administrative Agent", and the "Lenders" thereunder.

         "Existing Letters of Credit" means the letters of credit issued by Bank of America (as the financial institution issuing letters of credit under the Existing Credit Agreement) that are outstanding immediately prior to the effectiveness of this Agreement, as more particularly described on Schedule 1.01(e).

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the "Federal Funds Rate" for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the "Federal Funds Rate" for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means that certain letter agreement relating to fees, dated as of March 5, 2003, among the Borrower, the Arranger and the Administrative Agent.

         "Financial Letter of Credit" means any Letter of Credit that is a "financial standby letter of credit" as set forth in applicable Laws promulgated from time to time by the FRB.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA, measured for the Subject Period ending on such day, minus (ii) Consolidated Cash Taxes for the Subject Period ending on such date plus (iii) interest income of the Consolidated Restricted Group (other than in respect of Project Debt Entities) for the Subject Period ending on such day (to the extent not included in the determination of Consolidated EBITDA for such Subject Period in clause (i) above) minus (iv) all Capital Expenditures actually made during such period to
(b) the sum of (i) Consolidated Interest Expense, measured for the Subject Period ending on such day, which was deductible in determining the operating income for such period plus (ii) the current portion (determined in accordance with GAAP) of Consolidated Funded Indebtedness.

         "Foreign Lender" has the meaning set forth in Section 10.15.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Fund" has the meaning set forth in Section 10.07(h).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Granite Land Company" means Granite Land Company, a California corporation, and any successor thereto.

         "GLC Venture" means any Joint Venture, now or hereafter formed by any Land Development Company or any of its Subsidiaries with any other Person in the Ordinary Course of Business of such Land Development Company or Subsidiary.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means all of the Subsidiaries listed on Schedule 1.01(g), together with all other Persons who, following the Closing Date, execute and deliver a Guaranty pursuant to Section 2.13.

         "Guaranty" means the guaranty substantially in the form of Exhibit E, or otherwise in form and substance satisfactory to the Required Lenders.

         "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Hazardous Materials" means, collectively, as of any date: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's); (b) any chemicals or other materials or substances which as of such date are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "infectious wastes," "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which or use of which as of such date is prohibited, limited or regulated under any Environmental Law.

         "Honor Date" has the meaning set forth in Section 2.03(c)(i).

         "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), reimbursement agreements, bankers' acceptances, bank guaranties, surety bonds and similar instruments (in each case, whether or not such obligations are contingent or absolute); provided that the amount of any such contingent obligation shall be deemed to be equal to the maximum reasonably anticipated liability in respect thereof;

                  (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f)      capital leases and Synthetic Lease Obligations; and

                  (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and to such Person's assets (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Information" has the meaning set forth in Section 10.08.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount, and capitalized research and development costs.

         "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September, and December, and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate

Loan, and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the scheduled Maturity Date.

         "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in or with such other Person, (c) the provision of goods or services to another Person for consideration other than cash payable in full upon the delivery or provision of such goods or services (other than trade accounts payable in the Ordinary Course of Business), or (d) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of that Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.16.

         "IRS" means the United States Internal Revenue Service.

         "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by one Person with another Person in order to conduct a common venture or enterprise with such Person.

         "Land Development Company" means Granite Land Company and any and all other Subsidiaries of the Borrower (or the Borrower itself) now or hereafter engaged, directly, or indirectly through Subsidiaries or Joint Ventures, in the business of land or real estate development.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means the financial institution acting as issuer of Letters of Credit hereunder (or any successor issuer of Letters of Credit hereunder), which initially shall be Bank of America.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder, and shall include each Existing Letter of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is 35 Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $60,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Funded Indebtedness to (b) Consolidated Funded Indebtedness plus Consolidated Tangible Net Worth.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a loan.

         "Loan Documents" means this Agreement, all Notes, the Fee Letter, all Requests for Credit Extensions, all Compliance Certificates, each Guaranty, and all other agreements, documents and instruments, executed and delivered by a Loan Party in connection with the transactions contemplated hereby (other than Swap Contracts) in favor of the Administrative Agent, the Arranger, the L/C Issuer or any Lender.

         "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Subsidiary" means, at any time, any Subsidiary, other than an Unrestricted Subsidiary, that meets either of the following conditions at such time: (a) such Subsidiary's consolidated total revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 10% of the consolidated total revenues of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements required to be delivered pursuant to Section 6.01; or (b) such Subsidiary's total consolidated assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than 10% of the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01; provided, however, that at all times prior to the date on which the Borrower shall have delivered the quarterly financial statements for the fiscal quarter ending June 30, 2003 in accordance with Section 6.01, each of the entities listed on Schedule 1.01(g) shall be deemed a "Material Subsidiary."

         "Material Unrestricted Subsidiary" means, at any time, any Unrestricted Subsidiary that meets either of the following conditions at such time: (a) such Unrestricted Subsidiary's consolidated total revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 10% of the consolidated total revenues of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements required to be delivered pursuant to Section 6.01; or (b) such Unrestricted Subsidiary's total consolidated assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than 10% of the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01; provided, however, that at all times prior to the date on which the Borrower shall have delivered the quarterly financial statements for the fiscal quarter ending June 30, 2003 in accordance with Section 6.01, Wilder shall be deemed the only Material Unrestricted Subsidiary.

         "Maturity Date" means: (a) June 27, 2006; or (b) such earlier date upon which the Aggregate Commitments are terminated in accordance with the terms hereof.

         "Maximum Rate" has the meaning set forth in Section 10.10.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Non-Guarantor Subsidiary" has the meaning set forth in Section 2.13.

         "Nonrenewal Notice Date" has the meaning set forth in Section 2.03(b)(iii).

         "Note" means a promissory note, substantially in the form of Exhibit B, made by the Borrower in favor of a Lender evidencing the Loans made by such Lender.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Ordinary Course of Business" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, (a) the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document, or (b) transactions outside the ordinary course of such Person's then-existing business, as long as the Borrower provides written notice to the Administrative Agent and the Lenders prior to such Person undertaking such business, specifically referencing this definition, provided that the Required Lenders shall not have delivered written objections to the Administrative Agent within five (5) Business Days after their receipt of such written notice.

         "Organization Documents" means: (a) with respect to any corporation, such Person's certificate or articles of incorporation and its bylaws; (b) with respect to any limited liability company, such Person's articles of formation and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, such Person's applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Other Taxes" has the meaning set forth in Section 3.01(b).

         "Outstanding Amount" means: (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and
(b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning set forth in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Performance Letter of Credit" means any Letter of Credit that is a "performance standby letter of credit" as set forth in applicable Laws promulgated from time to time by the FRB.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, Joint Venture or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         "Pricing Level Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the Subject Period ending on such date.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may from time to time be adjusted as contemplated herein.

         "Project Debt" means, in respect of any GLC Venture (the "obligor"), any Indebtedness of such obligor incurred in the Ordinary Course of Business of such obligor and of the Borrower and its Restricted Subsidiaries, secured by a Lien on assets of such obligor, but as to which there is no general recourse to such obligor or to the Borrower or any of the Borrower's Restricted Subsidiaries, other than against such obligor for breach of customary representations and warranties.

         "Project Debt Entity" means at any time, any GLC Venture obligated in respect of Project Debt at such time.

         "Register" has the meaning set forth in Section 10.07(c).

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the president, chief operating officer, chief executive officer, chief financial officer, treasurer, assistant treasurer or secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

         "Restricted Subsidiaries" means, at any time, all Subsidiaries of the Borrower, other than any Unrestricted Subsidiary at such time.

         "S&P" means Standard & Poor's Ratings Services, or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any successor or similar Governmental Authority.

         "Senior Note Documents" means any and all note purchase agreements, notes and other documents evidencing or relating to any outstanding Indebtedness from time to time of the Borrower evidenced by senior notes.

         "Senior Note Guarantor" means, at any time, any Subsidiary that is at such time a guarantor of Indebtedness of the Borrower pursuant to any Senior Note Documents.

         "Solvent" means, as to any Person at any time, that: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.

         "Subject Period" means, as of any date of determination, the four consecutive fiscal quarter period ending on such date.

         "Subsidiary" of a Person means a corporation, partnership, Joint Venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" has the meaning set forth in Section 3.01(a).

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Unrestricted Subsidiaries" means, at any time, Wilder and each of its Subsidiaries, provided that at all times prior to such time (a) the consolidated revenue of Wilder and its Subsidiaries does not exceed 15% of the consolidated total revenue of the Borrower and its Subsidiaries, and (b) the consolidated total assets of Wilder and its Subsidiaries do not exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries, in each case (a) and (b), determined in accordance with GAAP, and as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01, and further provided that Wilder at no time at or prior to such time is or has been, directly or indirectly, a wholly-owned Subsidiary of the Borrower.

         "Voting Percentage" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided that, if any Lender has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans and L/C Advances, as the case may be.

         "Wilder" means Wilder Construction Co., a Washington corporation, and any successor thereto.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i)      The words "herein" and "hereunder" and words of
         similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         (e) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         1.03     ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that, after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under
Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to a different Type and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of

Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Loan Notice (which may be sent by facsimile), appropriately completed and signed by two (2) Responsible Officers of the Borrower. Each Borrowing of Loans, each conversion of Loans from one Type to another Type, and each continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m., San Francisco time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that, if, on the date of the Borrowing, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and, second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate.

The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

         2.03     LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the sum of the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to clause (C) below and subject to
                  Section 2.03(b)(iii), the expiry date of any Letter of Credit would occur more than one year after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer or such Letter of Credit does not provide for drafts;

                           (E) the face amount of any Letter of Credit (other
                  than an Existing Letter of Credit) is less than $1,000,000;

                           (F) such Letter of Credit is for the purpose of
                  supporting the issuance of any letter of credit issued by any other Person; or

                           (G) such Letter of Credit is denominated in a
                  currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by two
         (2) Responsible Officers of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 9:00 a.m., San Francisco time, at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
         Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit

         Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which shall be in writing, including by facsimile) on or before the fifth Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 9:00 a.m., San Francisco time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m., San Francisco time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any reimbursement pursuant to this Section 2.03 shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

         (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to such Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, subject to Section 2.07(b), (i) a Letter of Credit fee for each outstanding Performance Letter of Credit equal to 75% of the Applicable Rate (for Eurodollar Rate Loans) multiplied by the actual daily maximum amount available to be drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each Financial Letter of Credit equal to the Applicable Rate (for Eurodollar Rate Loans) multiplied by the actual daily maximum amount available to be drawn under each such Letter of Credit. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate (or in the characterization of such Letter of Credit as a Performance Letter of Credit or Financial Letter of Credit) during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate (or applicable percentage thereof) separately for each period during such quarter that such Applicable Rate (or characterization) was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04     PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.05 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

         2.07     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08 FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations during each quarterly period (or portion thereof). The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and, if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Rate multiplied by the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 33.00% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (c) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d) Lenders' Upfront Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.09 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan (or any such portion) is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive (absent manifest error) of the amount of the Credit Extensions made by the Lenders to the Borrower and all interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or the L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.11     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m., San Francisco time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 11:00 a.m., San Francisco time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period" contained in Section 1.01, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time the funds received by and available to the Administrative Agent are not sufficient to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights, which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13 GUARANTY OF OBLIGATIONS. The Obligations shall be jointly and severally guaranteed by the Guarantors pursuant to one or more Guaranties. Promptly after the date on which any Person becomes a Material Subsidiary of the Borrower or becomes a Senior Note Guarantor, and, in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause such Person to execute and deliver to the Administrative Agent, on behalf of the Lenders, a Guaranty. In addition, promptly after any date on which the total revenues or total assets of all Restricted Subsidiaries that are at such time not Guarantors (each, a "Non-Guarantor Subsidiary") together exceed 20% of the consolidated total revenues or consolidated total assets, as the case may be, of the Borrower and its Restricted Subsidiaries, based upon the financial statements most recently delivered by the Borrower to the Administrative Agent pursuant to Section 6.01(a), and in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause one or more Non-Guarantor Subsidiaries to execute and deliver to the Administrative Agent, on behalf of the Lenders, a Guaranty, so that, after delivery of such Guaranty, the total revenues and total assets of all remaining Non-Guarantor Subsidiaries (other than any Unrestricted Subsidiary) together are less than 20% of the total revenues or total assets, as the case may be, of the Borrower and its consolidated Subsidiaries (other than any Unrestricted Subsidiary). In all of the foregoing instances, the Borrower shall deliver or cause to be delivered such other agreements, documents, instruments and other information and items as are reasonably requested by the Administrative Agent, at the request of any Lender, in connection with the foregoing, including resolutions, incumbency and officers' certificates and opinions of counsel. Without limiting the foregoing, the Borrower shall determine, promptly after the date on which the quarterly financial statements for the fiscal quarter ending on June 30, 2003 shall have been delivered in accordance with Section 6.01, whether there exists or shall have arisen any Material Subsidiary other than the entities specified on Schedule 1.01(g), and shall cause each such Material Subsidiary to execute and deliver to the Administrative Agent, on behalf of the Lenders, a Guaranty, together with other agreements, documents or instruments referenced above.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities with respect thereto being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such

Lender is organized or has its Lending Office, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with
Section 10.16.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS TO EFFECTIVENESS AND INITIAL CREDIT EXTENSION. The effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (iv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (or, in the case of the opinion of counsel, by such counsel), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date acceptable to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

                  (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) if requested by a Lender, a Note executed by the Borrower in favor of such Lender, such Note to be in an original face amount equal to such Lender's Commitment;

                  (iii) such certificates respecting resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such evidence as the Administrative Agent and/or any Lender may require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and qualification to engage in business and tax clearance certificates; provided that, to the extent that any of the tax clearance certificates required under this sub-paragraph (iv) have not been received by the Borrower prior to June 27, 2003, the Borrower shall only be required to deliver such tax clearance certificates in accordance with Section 6.14;

                  (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and

         (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

                  (vi) an opinion of counsel to each Loan Party, addressing the matters set forth on Exhibit F, in form and substance satisfactory to the Administrative Agent;

                  (vii)    [Reserved]

                  (viii) evidence satisfactory to the Administrative Agent of the termination in accordance with its terms of the commitments under the Existing Credit Agreement, and the repayment of all outstanding amounts thereunder, together with interest fees and other charges payable, provided that, upon execution of this Agreement, each Lender hereto that is a party to the Existing Credit Agreement waives the notice provision for early termination of the Existing Credit Agreement set forth in Section 2.05 thereunder;

                  (ix) evidence satisfactory to the Administrative Agent of amendments, satisfactory to the Administrative Agent and the Lenders, to the Senior Note Documents; and

                  (x) such other assurances, certificates, documents, consents, approvals, materials or opinions as the Administrative Agent, the L/C Issuer or any Lender reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it through the closing proceedings, provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent.

         Notwithstanding anything to the contrary contained in this Section 4.01, neither this Agreement nor any of the other Loan Documents shall become effective or be binding on any party unless the preceding conditions have been satisfied (or waived, as appropriate), on or before 5:00 p.m., San Francisco time, on June 30, 2003.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of a Loan to the other Type, or a continuation of a Loan as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist or would result from such Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of a Loan to the other Type, or a continuation of a Loan as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in subsection (c) or
(d) of this Section, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries, dated March 31, 2003, contained in the related quarterly report on Form 10-Q filed with the SEC (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         (d) As of the Closing Date, there exists no Project Debt, other than as specifically identified on Schedule 5.05(c).

         5.06 LITIGATION. Except as specifically disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to (a) any Senior Note Documents or (b) any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Borrower and its Subsidiaries is not subject to any Lien, other than Liens permitted by Section 7.01.

         5.09     ENVIRONMENTAL COMPLIANCE.

         (a) The on-going operations of the Borrower and each of its Subsidiaries, after the Closing Date, comply in all respects with all Environmental Laws, except such non-compliance that would not result in liability in excess of $2,000,000 in the aggregate.

         (b) Except as specifically identified on Schedule 5.09, and except to the extent that noncompliance would not result in liability in excess of $300,000 in the aggregate, the Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for their respective operations, and all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

         (c) Except as specifically identified on Schedule 5.09, none of the Borrower or any of its Subsidiaries or any of their present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor is subject to any judicial or docketed administrative proceeding respecting any Environmental Law, Environmental Claim or Hazardous Material.

         (d) There are no conditions or circumstances relating to any property of the Borrower or its Subsidiaries, or arising from operations of the Borrower or its Subsidiaries conducted prior to the Closing Date that, together with all other such conditions and circumstances relating to all other properties and operations, may give rise to Environmental Claims with a potential liability as to the Borrower and its Subsidiaries together in excess of $20,000,000 in the aggregate. Schedule 5.09 contains the Borrower's good faith estimate of clean-up costs associated with hydrocarbon contamination at the properties described therein. Notwithstanding the foregoing, (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site, (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under all applicable Environmental Laws, and (iii) no Hazardous Materials have been Released at, on or under any site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would have a Material Adverse Effect.

         (e) Except as specifically identified on Schedule 5.09, the Borrower has no knowledge of any oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on any federal or state list of sites requiring investigation or clean-up.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13     SUBSIDIARIES.

         (a) As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (1) of Schedule 5.13(a), and those of whom the Borrower has notified the Administrative Agent in writing following the Closing Date pursuant to Section 2.13, and has no equity investments in any other corporation or entity (including GLC Ventures and Construction JV's) other than those specifically disclosed in Part (2) of Schedule 5.13(a).

         (b) As of the Closing Date, there exist no Senior Note Guarantors, other than as listed on Schedule 5.13(b).

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.15 DISCLOSURE. The documents, certificates and written statements (including the Loan Documents) furnished to the Administrative Agent and the Lenders by the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading (it being recognized by the Administrative Agent and the Lenders that projections and forecasts provided to them by the Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

         5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material employed or contemplated to be employed by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.17 SWAP CONTRACTS. The Borrower and its Subsidiaries have each voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments in each case as an appropriate means of mitigating and managing risks associated with such matters.

         5.18 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Effect.

         5.19 USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions solely for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries not in contravention of any Loan Document or any Law.

         5.20 SOLVENCY. The Borrower is and shall continue to be, and shall cause each of its Subsidiaries to be, Solvent.

         5.21 UNRESTRICTED SUBSIDIARY MATTERS. Except as specifically identified in Schedule 5.21:

         (a) As of the Closing Date, none of the Borrower or any of its Restricted Subsidiaries is party to any Contractual Obligation pursuant to which cash, deposit balances or investments of the Borrower or any of its Restricted Subsidiaries are pooled or otherwise commingled with similar assets of any Unrestricted Subsidiary.

         (b) As of the Closing Date, there is no employee stock option plan or employee stock purchase plan of the Borrower that extends to employees of any Unrestricted Subsidiary.

         (c) As of the Closing Date, none of the Unrestricted Subsidiaries directly or indirectly own capital stock in the Borrower or have any right to purchase, redeem or otherwise acquire capital stock in the Borrower.

         5.22     BURDENSOME AGREEMENTS. Except as specifically identified in
Schedule 5.22, as of the Closing Date neither the Borrower nor any of its Restricted Subsidiaries is party or subject to (i) any Contractual Obligation that limits the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) any employment contracts or other arrangements with officers, directors or employees having terms, including salaries, benefits and other compensation, that are materially different from those previously entered into by it in the Ordinary Course of Business, or (iii) any Contractual Obligation that directly or indirectly prohibits the Borrower or any of its Restricted Subsidiaries from granting any Lien on property or assets of such Persons.

         5.23 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that the Administrative Agent and each of the Lenders may treat the Loans and the Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Administrative Agent will maintain the lists and other records required by such Treasury Regulation.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower: (i) (A) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Required Lenders; or (B) an SEC Form 10-K for the Borrower (excluding the exhibits thereto) relating to such fiscal year; and (ii) provided Wilder is an Unrestricted Subsidiary as of the end of such fiscal year, a consolidated balance sheet of Wilder as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Required Lenders; and

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower:
(i) (A) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or (B) an SEC Form 10-Q for the Borrower (excluding the exhibits thereto) relating to such fiscal quarter; and (ii) provided Wilder is an Unrestricted Subsidiary as of the end of such fiscal quarter, a consolidated balance sheet of Wilder as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Wilder's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Wilder on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (unless included in the applicable SEC Form 10-K), a certificate of its independent certified public accountants certifying such financial statements;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request; and

         (e) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         Reports required to be delivered pursuant to Section 6.01(a)(i) or
(b)(i) or Section 6.02(b) shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 or when such report is posted on the SEC's website at www.sec.gov; provided that (x) the Borrower shall deliver electronic copies via electronic mail or paper copies of such reports to the Administrative

Agent or any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, (y) the Borrower shall notify by electronic copies via electronic mail or paper copies via facsimile the Administrative Agent and each Lender of the posting of any such reports, and (z) in every instance, the Borrower shall provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall not have any obligation to request the delivery or to maintain copies of the reports referred to above (and, in any event, the Administrative Agent shall not have any responsibility to monitor compliance by the Borrower with any such request for delivery), and each Lender shall be solely responsible for requesting delivery to it, or maintaining its copies, of such reports.

         6.03     NOTICES. Promptly notify the Administrative Agent and each
Lender:

         (a) of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of any litigation, investigation or proceeding affecting any Loan Party (i) in which the amount of damages claimed and not fully covered by insurance equals or exceeds $5,000,000 (or its equivalent in another currency or currencies), or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect or (ii) within four days after reporting the same to the SEC if the Borrower is required to report the same to such entity under applicable Law;

         (d) of the occurrence of any ERISA Event;

         (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

         (f) within five (5) Business Days after the date of such occurrence,
(i) if any Subsidiary or other Person shall become a Material Subsidiary of the Borrower, or (ii) if the total revenues or total assets of all Non-Guarantor Subsidiaries shall at any time together exceed 20% of the total revenues or total assets, as the case may be, of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, or (iii) if any Unrestricted Subsidiary shall cease to be such or any Person shall become an Unrestricted Subsidiary, or (iv) if any Subsidiary shall become a Senior Note Guarantor; for purposes of this Section 6.03(f), the date of such an occurrence or circumstance shall be the first to occur of either the closing of a transaction that triggers such an occurrence or circumstance or the Borrower files or is required to file with the SEC a Form 8K, 10K or 10Q report or is required to deliver financial statements under Section 6.01 reflecting such an occurrence or circumstance;

         (g) if applicable, upon the request from time to time of the Administrative Agent, of the Swap Termination Values, together with a description of the method by which such values were determined, relating to any Swap Contracts then outstanding to which the Borrower or any of its Subsidiaries is a party;

         (h) upon becoming aware thereof, of any labor controversy resulting in or threatening to result in, any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any Subsidiary that would materially impact the operations of the Borrower or any Subsidiary; and

         (i) upon, but in no event later than ten days after, becoming aware of
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions involving a potential liability in excess of $10,000,000 in the aggregate instituted, completed or threatened against the Borrower or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims involving the Borrower or a Subsidiary with a potential liability in excess of $10,000,000 in the aggregate, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws and involving a potential liability in excess of $10,000,000 in the aggregate.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;
(b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06     MAINTENANCE OF PROPERTIES.

         (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09     BOOKS AND RECORDS.

         (a) Maintain (i) proper financial records in conformity with GAAP and presented fairly in all material respects, and (ii) properly, all other books and records, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

         (b) maintain all books of record and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 COMPLIANCE WITH ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12     ENVIRONMENTAL LAWS.

         (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         (b) Upon written request of the Administrative Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and such Lender, at the Borrower's sole cost and expense and at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(i) and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $5,000,000.

         6.13 USE OF PROCEEDS. Use the proceeds of the Credit Extensions solely for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries not in contravention of any Law or of any Loan Document.

         6.14 TAX CLEARANCE CERTIFICATES. On or before the date that is 30 calendar days following the Closing Date, the Borrower shall provide to the Administrative Agent all tax clearance certificates not delivered to the Administrative Agent under Section 4.01(a)(iv) and permitted by such section to be delivered under this Section 6.14; provided that, if the Borrower is unable to deliver any such certificate by virtue of a delay in the ability of any applicable Governmental Authority to provide such certificate in the ordinary course (and not by virtue of any Loan Party not being in tax good standing) and the Borrower has provided to the Administrative Agent reasonable evidence of such inability, then the Borrower shall have such additional time to deliver such certificate(s) as the Administrative Agent shall reasonably determine.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary (or, in the case of Sections 7.08, 7.09, and 7.10, permit any Subsidiary) to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following.

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the Ordinary Course of Business in respect of the Borrower and its Restricted Subsidiaries, which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the Ordinary Course of Business in connection with obligations of the Borrower or its Restricted Subsidiaries arising under workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred by the Borrower or its Restricted Subsidiaries in the Ordinary Course of Business, provided that all such deposits in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing or arising from judgments, decrees or attachments in respect of the Borrower and its Restricted Subsidiaries, in circumstances not constituting an Event of Default under Section 8.01(h);

         (i) Liens securing Indebtedness of the Borrower or its Restricted Subsidiaries permitted under Section 7.03(d), provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness; (ii) such Liens attach to the subject property within 30 days after the acquisition thereof and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; or Liens on assets of any Project Debt Entity securing Indebtedness of such entity permitted under Section 7.03(i);

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by the Borrower or its Restricted Subsidiaries;

         (k) Liens securing reimbursement obligations of the Borrower or its Restricted Subsidiaries with respect to commercial letters of credit obtained in the Ordinary Course of Business and not prohibited hereby, provided that such Liens shall attach only to documents or other property relating to such letters of credit and products and proceeds thereof;

         (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution; and

         (m) Liens not otherwise permitted hereunder securing Indebtedness not in excess of $10,000,000 at any time.

         7.02     INVESTMENTS. Make any Investments, except:

         (a) Investments, other than those permitted by subsections (b) through
(j), that are existing on the date hereof and listed on Schedule 7.02(a);

         (b) Investments held by the Borrower or any of its Restricted Subsidiaries (i) in the form of cash and cash equivalents, and (ii) Investments permitted under the Borrower's investment policy attached hereto as Schedule 7.02(b), other than Investments of any type requiring any special or further approval under such policy;

         (c) Investments consisting of extensions of credit by the Borrower to any of its wholly-owned Restricted Subsidiaries, or by any of its wholly-owned Restricted Subsidiaries to the Borrower or to another of its wholly-owned Restricted Subsidiaries;

         (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e) Guaranty Obligations permitted by Section 7.03;

         (f) Investments resulting by virtue of transactions otherwise permitted by Section 7.07;

         (g) Investments (including Construction JV Investments) by any Land Development Company, or any Subsidiary thereof, in an aggregate amount not to exceed for all such Investments and entities together at any time, $25,000,000;

         (h) Investments in the equity of any Restricted Subsidiary, or the capital stock, assets, obligations or other securities of or interests in any other Person (other than an Unrestricted Subsidiary); in an aggregate amount for all such Investments together not to exceed at any time $100,000,000;

         (i) Construction JV Investments arising in the Ordinary Course of Business in an aggregate amount for all such Investments together not to exceed at any time $100,000,000; and

         (j) Investments in Unrestricted Subsidiaries existing on the Closing Date and set forth on Schedule 7.02(j), and additional equity Investments in Unrestricted Subsidiaries entered into or incurred after the Closing Date not to exceed in the aggregate for all such additional equity Investments the lesser of (i) $35,000,000 and (ii) the minimum amount required in order to increase the Borrower's share of total outstanding equity securities of Wilder from the level existing on the Closing Date to 100%.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract entered into by such Person, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (d) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money Indebtedness for fixed or capital assets acquired by the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of (i) all purchase money Indebtedness for fixed or capital assets that may be incurred by the Borrower or any of its then-existing Restricted Subsidiaries in any fiscal year of the Borrower shall not exceed $15,000,000; (ii) all Indebtedness in respect of capital leases and Synthetic Lease Obligations to finance the acquisition of fixed or capital assets incurred by the Borrower or any of its Restricted Subsidiaries in any fiscal year of the Borrower shall not exceed $15,000,000; and (iii) all Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money Indebtedness for fixed or capital assets of Persons immediately prior to such Persons becoming Restricted Subsidiaries or being merged with or into (or otherwise becoming acquired by) the Borrower or any of its Restricted Subsidiaries following the Closing Date shall not exceed an amount equal to $40,000,000; provided that none of such Indebtedness was incurred in anticipation of any such merger or acquisition;

         (e) Indebtedness arising as a consequence of Investments permitted pursuant to Section 7.02(c);

         (f) Indebtedness in respect of (i) letters of credit (other than Letters of Credit) issued solely for the account and benefit of the Borrower or any Restricted Subsidiary in the Ordinary Course of Business in an aggregate outstanding amount not to exceed at any time an amount equal to $25,000,000; and
(ii) the obligation of a subcontractor of the Borrower or its Restricted

Subsidiaries on a construction project, provided that the Borrower or such Subsidiary determines in good faith that such financial arrangement best serves the Borrower's or such Subsidiary's financial interests;

         (g) Indebtedness incurred in the Ordinary Course of Business in connection with (i) securing the performance of bids, trade contracts (other than for borrowed money), and statutory obligations, in each case, solely for the account and benefit of the Borrower, its Subsidiaries, any GLC Venture or Construction JV, (ii) obligations on surety and appeal bonds solely for the account and benefit of the Borrower, its Subsidiaries, any GLC Venture or Construction JV, (other than in relation to borrowed money debt), and (iii) other obligations of a like nature incurred in the Ordinary Course of Business solely for the account and benefit of the Borrower, its Subsidiaries, any GLC Venture or Construction JV, (other than in relation to borrowed money debt), in each of the foregoing cases to the extent not otherwise prohibited by the terms of any Loan Document;

         (h) Indebtedness (other than Guaranty Obligations as to which an Unrestricted Subsidiary is the primary obligor and other than Indebtedness incurred for the benefit of an Unrestricted Subsidiary), comprised solely of (i) the outstanding principal amount of obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (other than performance, surety and appeal bonds), debentures, notes, loan agreements or other similar instruments, (ii) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, or (iii) without duplication, Guaranty Obligations (other than Guaranty Obligations as to which an Unrestricted Subsidiary is the primary obligor) with respect to Indebtedness of the types specified in the immediately preceding clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $100,000,000 at any time; provided that no such Indebtedness shall be permitted under this clause (h) if such Indebtedness represents Indebtedness of any co-joint venturer in any Joint Venture, to which the Borrower or any Subsidiary is a party, that is assumed by the Borrower or any Subsidiary, if such Indebtedness was not originally incurred by such co-joint venturer in connection with (and relate solely to) the subject Joint Venture; and

         (i) Project Debt.

         7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or enter into any Joint Venture, except that, so long as no Default or Event of Default exists at the time or would occur as a result thereof:

         (a) any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any one or more Restricted Subsidiaries, provided that, when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, or (iii) any other Person (other than an Unrestricted Subsidiary), provided that the Restricted Subsidiary shall be the continuing or surviving Person or immediately upon such merger, consolidation or combination, the surviving Person shall be a wholly-owned Restricted Subsidiary of the Borrower;

         (b) any Restricted Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Restricted Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must either be the Borrower or a wholly-owned Subsidiary;

         (c) the Borrower may merge, consolidate or combine with another entity if the Borrower is the corporation surviving the merger; and

         (d) the Borrower and its Restricted Subsidiaries may enter into any GLC Venture or Construction JV in the Ordinary Course of Business, subject to compliance with all other terms and provisions hereof.

         7.05 DISPOSITIONS. Sell, lease or make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the Ordinary Course of Business to Persons;

         (b) Dispositions of inventory in the Ordinary Course of Business;

         (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property for use in the Ordinary Course of Business, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property for use in the Ordinary Course of Business or
(iii) the board of directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;

         (d) Dispositions of property by any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary of the Borrower;

         (e) Dispositions comprising transactions expressly permitted by Section 7.04(a) through (d);

         (f) non-exclusive licenses of IP Rights in the Ordinary Course of Business and substantially consistent with past practice for terms not exceeding five years; and

         (g) other Dispositions to Persons other than an Unrestricted Subsidiary of property (other than accounts and notes receivable) not described in subsections (a) through (f) of this Section 7.05; provided (i) no Default or Event of Default exists at the time or would occur as a result thereof, and (ii) the aggregate consideration from such Dispositions received by the Borrower and its Restricted Subsidiaries, including aggregate cash received and the aggregate fair market value of non-cash property received, shall not exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) as of the end of the Borrower's most recently ended fiscal year;

provided that any Disposition pursuant to subsections (a) through (g) of this
Section 7.05 shall be for fair market value.

         7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) leases in existence on the date hereof and listed on Schedule 7.06, and any renewal, extension or refinancing thereof;

         (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Restricted Subsidiary after the date hereof in the Ordinary Course of Business with or from Persons other than an Unrestricted Subsidiary;

         (c) leases in connection with any sale-leaseback arrangement entered into with any Person other than an Unrestricted Subsidiary and otherwise permitted hereby; and

         (d) capital leases and Synthetic Lease Obligations entered into with any Person other than an Unrestricted Subsidiary and to the extent permitted by
Section 7.03(d).

         7.07 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment (including, but not limited to, dividends, redemptions and repurchases of common stock), or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner (other than an Unrestricted Subsidiary) of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

         (c) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

         (d) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may purchase, redeem or otherwise acquire shares of common stock for cash in order to contribute such shares to the Borrower's employee stock ownership plan, provided the aggregate amount paid by the Borrower in connection with such transactions does not exceed in any fiscal year an amount equal to 15% of plan compensation (as such term is interpreted for purposes of Section 401(a)(17) of the Code) paid by the Borrower in such fiscal year, and such shares are promptly so contributed;

         (e) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may purchase, redeem or otherwise acquire, other than, directly or indirectly, from an Unrestricted Subsidiary shares of its capital stock, or warrants, rights or options to acquire any such shares for cash in an aggregate amount not to exceed $50,000,000 computed on a cumulative basis during the term of this Agreement; and

         (f) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may declare and make dividend payments in cash.

         7.08 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

         7.09     CHANGE IN NATURE OF BUSINESS OR IN STRUCTURE.

         (a) Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof;

         (b) Except as otherwise permitted under Section 7.04, make any change in the Borrower's capital structure (including in the terms of its outstanding capital stock) or amend its certificate of incorporation or bylaws if, as a result, there would be a reasonable likelihood of the occurrence of a Material Adverse Effect; or

         (c) Engage in any transaction not in the Ordinary Course of Business with any Unrestricted Subsidiary.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

         7.11     BURDENSOME AGREEMENTS.

         (a) Restricted Payment Prohibitions. Enter into, assume or suffer to exist any Contractual Obligation that limits the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower;

         (b) Employment Contracts. Enter into, assume or suffer to exist any employment contracts or other arrangements with officers, directors or employees having terms, including salaries, benefits and other compensation, that differs in any material respect from those previously entered into by it in the Ordinary Course of Business; or

         (c) Other Negative Pledges. Enter into, assume or otherwise become subject to any Contractual Obligation that directly or indirectly prohibits the Borrower or any of its Restricted Subsidiaries from granting any Lien on property or assets of such Persons, provided that the Borrower and its Restricted Subsidiaries may enter into, assume or otherwise become subject to any such Contractual Obligation solely to the extent (i) incurred pursuant to the acquisition by such Persons of businesses, properties or assets of other Persons otherwise permitted hereunder if such restrictions affect only such businesses, assets and property so acquired, and are not entered into in contemplation of such acquisition, (ii) pursuant to a transaction creating Liens permitted by Section 7.01(i), provided such restriction is limited to the assets or properties subject to such Liens, or (iii) incurred pursuant to the issuance of senior notes otherwise permitted hereunder pursuant to any note purchase agreement containing negative pledge provisions not more restrictive than that certain Note Purchase Agreement dated as of May 1, 2001, by and among the Borrower and the purchasers named therein in respect of $75,000,000 6.96% Senior Notes due May 1, 2013.

         7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB), to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (b) for the benefit of an Unrestricted Subsidiary.

         7.13     FINANCIAL COVENANTS.

         (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) an amount equal to 85% of the Consolidated Tangible Net Worth as of date of the Audited Financial Statements plus (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after the date of the Audited Financial Statements (with no deduction for a net loss in any such fiscal quarter) plus (c) an amount equal to 50% of the aggregate increases in Consolidated Stockholders' Equity after such date by reason of the issuance and sale of capital stock of the Borrower.

         (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be less than
1.50 to 1.00.

         (c) Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 0.55 to 1.00.

         7.14 UNRESTRICTED SUBSIDIARY MATTERS. (a) Enter into, assume or otherwise become subject to any Contractual Obligation pursuant to which cash, deposit balances or investments of the Borrower or any of its Restricted Subsidiaries are pooled or otherwise commingled with similar assets of any Unrestricted Subsidiary.

         (b) Permit any employee stock option plan or employee stock purchase plan of the Borrower to extend to employees of any Unrestricted Subsidiary, other than on the same terms and conditions as made available to employees of comparable position and seniority of the Borrower and Subsidiaries other than Unrestricted Subsidiaries.

         (c) Permit any Unrestricted Subsidiary directly or indirectly to own capital stock in the Borrower.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within three (3) Business

Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any commitment, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.12, 6.13 or 6.14, or Article VII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect when made or deemed made; or

         (e) Cross-Default. (i) The Borrower, any Material Subsidiary, any Material Unrestricted Subsidiary, or any Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary or any Guarantor is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower, any Material Subsidiary, any Material Unrestricted Subsidiary or any Guarantor is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Person as a result thereof is greater than $5,000,000; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against any Loan Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $5,000,000; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Loss of Material Licenses, Permits or Intellectual Property. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or the Borrower or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

         (l) Change of Control. There occurs any Change of Control; or

         (m) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that, upon the occurrence of any event specified in subsection (f) of
Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, all payment obligations under the Guaranty of each Guarantor shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, telephone or electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs and costs and expenses in connection with the use of the Internet, IntraLinks or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days prior notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to such Person's benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE X.
                               GENERAL PROVISIONS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of the Pricing Level Leverage Ratio that would result in a reduction of any interest rate on any Loan; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" contained in Section 1.01 or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 3.06(b));

         (f) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders; or

         (g) release any Guarantor from the Guaranty;

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b)) without the consent of such Lender.

         10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall be in writing (including by facsimile) and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements (including as required by Section 6.01 and 6.02) and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs (including non-duplicative allocated costs of in-house counsel) and costs and expenses in connection with the use of internet, IntraLinks or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent, the Arranger and each Lender for all costs and expenses (including Attorney Costs) incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, the other Loan Documents or applicable Law (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be paid within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless, each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document, (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, IntraLinks or other similar information transmission systems in connection with this Agreement. All amounts due under this Section 10.05 shall be paid within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (whose consent, if required, shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement and shall pay to the Administrative Agent a processing and recordation fee in an amount equal to $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption

Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Article III and Sections 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release any Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Loan, (ii) the L/C Issuer, and (iii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has occurred and is continuing, the Borrower (each such approval referred to in clauses (i) through (iii) not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days prior written notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder, provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all of the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Until such time, if at all, as Bank of America shall have resigned as "L/C Issuer" hereunder, no other Person shall be, shall be entitled to be or shall be deemed to be an "L/C Issuer" or additional or co- "L/C Issuer" hereunder.

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative or securitization transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and the Lenders may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent and the Lenders relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to
         Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
         (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         10.16    REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided that if the Borrower elects to exercise such right with respect to any Lender pursuant to
Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This section shall supersede any provision in Section 10.01 to the contrary.

         10.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19    TIME OF THE ESSENCE.

         Time is of the essence as to the Loan Documents.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                        GRANITE CONSTRUCTION
                                        INCORPORATED,
                                        a Delaware corporation, as the Borrower

                                        By:        /s/ William G. Dorey
                                           ------------------------------------
                                        Name:      William G. Dorey
                                        Title:     President

                                        By:        /s/ William E. Barton
                                           ------------------------------------
                                        Name:      William E. Barton
                                        Title:     Chief Financial Officer

                      (Signature Page to Credit Agreement)

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent, as a Lender and as L/C Issuer

                                        By:        /s/ Kenneth J. Beck
                                           -------------------------------------
                                        Name:      Kenneth J. Beck
                                        Title:     Principal

                      (Signature Page to Credit Agreement)

                                        UNION BANK OF CALIFORNIA, N.A., as a
                                        Lender

                                        By:        /s/ William E. Hinch
                                           -------------------------------------
                                        Name:      William E. Hinch
                                        Title:     Vice President

                      (Signature Page to Credit Agreement)

                                        US BANK NATIONAL ASSOCIATION, as a
                                        Lender

                                        By:        /s/ Dan Stevens
                                           -------------------------------------
                                        Name:      Dan Stevens
                                        Title:     Vice President

                      (Signature Page to Credit Agreement)

                                        WASHINGTON MUTUAL BANK, as a Lender

                                        By:        /s/ Gary Perkins
                                           -------------------------------------
                                        Name:      Gary Perkins
                                        Title:     Vice President

                      (Signature Page to Credit Agreement)

                                        COMERICA BANK, as a Lender

                                        By:        /s/ Elise M. Walker
                                           -------------------------------------
                                        Name:      Elise M. Walker
                                        Title:     Assistant Vice President

                      (Signature Page to Credit Agreement)

                                        HARRIS TRUST AND SAVINGS BANK, as a
                                        Lender

                                        By:        /s/ Isabella Battista
                                           -------------------------------------
                                        Name:      Isabella Battista
                                        Title:     Vice President

                      (Signature Page to Credit Agreement)

                                        BNP PARIBAS, as a Lender

                                        By:        /s/ Sandra F. Bertram
                                           -------------------------------------
                                        Name:      Sandra F. Bertram
                                        Title:     Vice President

                                        By:        /s/ Debra H. Wright
                                           -------------------------------------
                                        Name:      Debra Wright
                                        Title:     Vice President

                      (Signature Page to Credit Agreement)

                                SCHEDULE 1.01 (e)

                           EXISTING LETTERS OF CREDIT

L/C NO.    ORIGINAL ISSUE DATE        BENEFICIARY           EXPIRY DATE          FACE AMOUNT AS OF 06/27/03
 1171          6/29/1996          State of California        3/15/2004                 1,293,390.00
                                  Self Insurance Plans

                                SCHEDULE 1.01 (e)

                                SCHEDULE 1.01(g)

                                   GUARANTORS

Granite Construction Company, a California corporation
Granite Land Company, a California corporation
Intermountain Slurry Seal, Inc., a Wyoming corporation
Pozzolan Products Company (P.P.C.) (dba Garco Testing), a Utah corporation GILC, L.P., a California limited partnership
Granite Halmar Construction Company, Inc., a New York corporation

                                SCHEDULE 1.01 (g)

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES

        LENDER                     COMMITMENT           PRO RATA SHARE
Bank of America, N.A.              17,500,000                17.5%
Union Bank of California           17,500,000                17.5%
US Bank                            15,000,000                15.0%
BMO/Harris Bank                    15,000,000                15.0%
BNP Paribas                        15,000,000                15.0%
Comerica Bank                      10,000,000                10.0%
Washington Mutual                  10,000,000                10.0%
TOTAL                             100,000,000               100.0%

                                  Schedule 2.01
                                     Page 1

                                SCHDULE 5.05 (c)

                                  PROJECT DEBT

                                                                  INTEREST                                                 BALANCE
          OBLIGOR                          PAYEE                    Rate                     TERMS                        04/30/03
Presidio Vista I, LTD          Dell USA, L.P., a Texas limited      7.50%      Interest only, payable semi-annually,       4,003,877
                               partnership                                          principal due at 02/11/2008

Phase 1 Regional Park Limited  Sacramento City Employee             7.30%     25 year amortization, balloon 09/01/2008    11,311,577
                               Retirement Systems

Phase 1 Regional Park Limited  GE Capital Business Asset Fund       8.15%     30 year amortization, balloon 09/01/2010    18,858,850

Phase 1 Regional Park Limited  Northwest Mutual Life Insurance      7.25%     25 year amortization, balloon 09/01/2021    17,935,273


Phase 1 Regional Park Limited  Northwest Mutual Life Insurance      6.03%     25 year amortization, balloon 09/01/2018    18,913,776


Oly/Mandalay Bay, General      Granite/Mandalay Bay Finance,       20.00%      Interest is deferred and paid when the      2,550,000
Partnership                    LLC                                                        project is sold

Oly/Mandalay Bay, General      Santa Barbara Bank & Trust       Prime Rate +   Interest only, payable semi annually,       3,850,791
Partnership                                                          1.5%           principal due at 01/01/2004

Oly/Mandalay Bay, General      Oly/Granite, GP                     17.00%      Interest is deferred and paid when the     12,416,024
Partnership                                                                               project is sold

Oly/Mandalay Bay, General      Oly/Granite, GP                     17.00%      Interest is deferred and paid when the      1,379,558
Partnership                                                                               project is sold

                                                                                                                        $ 91,219,726

                                Schedule 5.05(c)
                                     Page 1

                                  SCHEDULE 5.06

                                   LITIGATION

          DEFENDANT                          NATURE OF CASE                               COMMENTS
USA ex rel Maxfield/Peterson   False Claims Act arising from I-15, Salt Lake    See 12/31/02 10-K or 03/31/03
vs. Wasatch/GCCo               City, UT construction contract                   10-Q for more information

                                  Schedule 5.06
                                     Page 1

                                  SCHEDULE 5.09

                              ENVIRONMENTAL MATTERS

Granite Construction in the normal course of business utilizes petroleum (hydrocarbon) products which may be considered hazardous materials when encountered at regulatory levels established by the Federal EPA or the Regional State EPA. The utilization of these asphalt products, diesel, and gasoline over the years of operations have the potential of creating exposure to environmental clean up requirements. All underground tanks meet current requirements. There are no pending governmental ordered clean up requirements. However, the following represents estimates based on construction industry housekeeping practices as encountered during our normal course of business. Except as indicated with an " * ", these costs do not represent actual identified exposures. Items indicated with an " * " are carried on the books as a liability.

----------------------------------------------------------------------------------------------------
    LOCATIONS                                    DESCRIPTION                                  AMOUNT
----------------------------------------------------------------------------------------------------
Anchorage, AK                           Surface Spills, wash rack facilities                  60,000
Anchorage, AK                           Surface Spills, former AC Plant                       17,500
Huachuca City, AZ                       Surface Spills, AC Plant                              15,000
Marana, AZ                              Surface Spills, AC Plant                              15,000
Tucson, AZ                              Surface Spills                                        10,000
Tucson, AZ                              AC Plant                                              25,000
29 Palms, CA                         *  Surface Spills, AC Plant                               4,409
Arcata, CA                           *  Surface Spills, AC Plant                             236,000
Arvin, CA                               Surface Spills, AC Plant                              25,000
Bakersfield, CA                         Surface Spills, AC Plant                             250,000
Bishop, CA                              Surface Spills, AC Plant                              15,000
Buelton, CA                             Surface Spills, AC Plant                              50,000
City of Blue Lake, CA                   Surface Spills                                        40,000
Coalinga, CA                            Surface Spills, AC Plant                              50,000
Concord, CA                             Surface Spills, AC Plant                              35,000
Crescent City, CA                    *  Surface Spills, AC Plant                             682,836
Ducor, CA                            *  Surface Spills, AC Plant                              12,529
El Centro, CA                           Surface Spills, AC Plant                              25,000
Felton, Ca                              Surface Spills, AC Plant                             100,000
French Camp, CA                         Surface Spills, AC Plant, old fill material          500,000
Highway 175, CA                      *  Surface Spills, AC Plant                             150,000
Indio, CA                               Surface Spills, AC Plant                              25,000
Inyokern, CA                            Surface Spills, AC Plant                              25,000
Kelseyville, CA                      *  Surface Spills, AC Plant                             873,000
Lee Vining, CA                          Surface Spills, AC Plant                              15,000
Littlerock, CA                          Surface Spills, AC Plant                              25,000
Longvale, CA                         *  Surface Spills, AC Plant                             274,000
Los Banos, CA                           AC Plant                                              10,000
Pleasanton, CA                          AC Plant                                              10,000
----------------------------------------------------------------------------------------------------

                                  Schedule 5.09
                                     Page 1

Granite Construction in the normal course of business utilizes petroleum (hydrocarbon) products which may be considered hazardous materials when encountered at regulatory levels established by the Federal EPA or the Regional State EPA. The utilization of these asphalt products, diesel, and gasoline over the years of operations have the potential of creating exposure to environmental clean up requirements. All underground tanks meet current requirements. There are no pending governmental ordered clean up requirements. However, the following represents estimates based on construction industry housekeeping practices as encountered during our normal course of business. Except as indicated with an " * ", these costs do not represent actual identified exposures. Items indicated with an " * " are carried on the books as a liability.

-----------------------------------------------------------------------------------------------------
    LOCATIONS                                    DESCRIPTION                                  AMOUNT
-----------------------------------------------------------------------------------------------------
Rio Linda, CA                           Surface Spills, AC Plant                               50,000
Sacramento, CA                          Surface Spills, AC Plant                              500,000
Salinas, CA                             Surface Spills, AC Plant                               10,000
Salinas, CA                             Former Underground Storage Tanks                      200,000
San Jose, CA                            Surface Spills                                         10,000
Santa Barbara, CA                       Surface Spills                                         25,000
Tracy, CA                               Surface Spills, AC Plant                               25,000
Ukiah, CA                            *  Surface Spills, AC Plant                              430,000
Watsonville, CA                         Surface Spills                                         35,000
Watsonville, CA                         Former Underground Storage Tanks                       35,000
Tampa, FL                               Surface Spills                                         75,000
Odenton, MD                             Surface Spills                                        100,000
Carson City, NV                         Surface Spills, AC Plant                               10,000
Lockwood, NV                            Surface Spills, AC Plant                               50,000
Sparks, NV                              Surface Spills, AC Plant                              100,000
Wappinger Falls, NY                     Surface Spills                                        100,000
Lubbock, TX                             Surface Spills, AC Plant                              100,000
Lubbock, TX                             Surface Spills                                         75,000
Lubbock, TX                             Surface Spills                                         50,000
Morgan County, UT                       Surface Spills                                         10,000
North Ogden, UT                         Old fill material                                     250,000
Ogden, UT                            *  Former Webb AC Plant                                  723,377
Salt City, UT                        *  Former 2200 North AC Plant                            132,363
Salt Lake City, UT                      AC Plant                                              150,000
Salt Lake City, UT                      Surface Spills                                         50,000
Salt Lake City, UT                   *  Former Whitehill AC Plant                              25,288
Sandy City, UT                          Surface Spills, AC Plant                              100,000
Kearns, UT                           *  Surface Spills, AC Plant                               12,529
Wasatch County, UT                      Surface Spills, AC Plant                               10,000
West Haven, UT                          Surface Spills, AC Plant                               25,000
Bellington, WA                          Hannegan surface spills, AC Plant, shop               500,000
Everett, WA                             Surface Spills, AC Plant                              100,000
Whatcom County, WA                      Former AC Plant                                       260,000
Whatcom County, WA                      Former UST and shop area                               17,500
-----------------------------------------------------------------------------------------------------
                                                                                           $7,921,331
                                                                                           ----------

                        SCHEDULE 5.13(a) PART (1) AND (2)
                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

                                                       JURISDICTION OF                                 OWNERSHIP BY COMPANY AND/OR
                     NAME                               ORGANIZATION        CAPITAL STRUCTURE                   SUBSIDIARY
                                                                                                        NAME     OWNERSHIP  POSITION
S Granite Construction International                     California               C Corp                GCI       100.00%   investor
S Granite Construction Company ("GCCo")                  California               C Corp                GCI       100.00%   investor
    S Wilder Construction Company ("Wilder")             Washington               C Corp                GCCo       60.04%   investor
          S Wilder Realty                                Washington               C Corp               Wilder     100.00%   investor
          S Wilder Washington                            Washington               C Corp               Wilder     100.00%   investor
            Axton Aggregate Partnership                  Washington        General Partnership         Wilder      50.00%      GP
            Axton Aggregate Company                      Washington        General Partnership         Wilder      50.00%      GP
            HLA / Wilder, a Joint Venture                Washington     Construction Joint Venture     Wilder      55.00%   partner
      Largo Properties, LLC                               Maryland      Limited Liability Company       GCCo       33.30%    member
      Riverside Motorsports Park, LLC                    California     Limited Liability Company       GCCo        2.50%    member
      California Corridor Constructors, a
       Joint Venture                                     California     Construction Joint Venture      GCCo       30.00%   partner
      Granite Kiewit, a Joint Venture                      Montana      Construction Joint Venture      GCCo       76.00%   sponsor
      Granite2-Sundt, a Joint Venture                      Arizona      Construction Joint Venture      GCCo       65.00%   sponsor
    L Granite-Frontier Kemper, a Joint Venture            Arkansas      Construction Joint Venture      GCCo       82.00%   sponsor
    L Granite-Meyers, a Joint Venture                    California     Construction Joint Venture      GCCo       41.20%   managing
    L Granite-PCL, a Joint Venture                         Florida      Construction Joint Venture      GCCo       64.70%   sponsor
      Granite-Rizzani de Eccher, a Joint Venture           Florida      Construction Joint Venture      GCCo       60.00%   sponsor
      Granite-Sundt, a Joint Venture                       Arizona      Construction Joint Venture      GCCo       55.00%   sponsor
      K-G Leasing, a Joint Venture                       California     Construction Joint Venture      GCCo       30.00%   partner
      K-G-W Leasing, a Joint Venture                        Utah        Construction Joint Venture      GCCo       23.00%   partner
      Kiewit-Granite, a Joint Venture                    California     Construction Joint Venture      GCCo       25.00%   partner
    L Las Vegas Monorail Team, a Joint Venture             Nevada       Construction Joint Venture      GCCo       44.80%   managing
      LGS, a Joint Venture                                              Construction Joint Venture      GCCo       30.00%   partner
      Minnesota Transit Constructors, a Joint Venture     Minnesota     Construction Joint Venture      GCCo       56.50%   sponsor
    S River Mountain Constructors, a Joint Venture        Arkansas      Construction Joint Venture      GCCo      100.00%   sponsor
    L Sampson-Granite, a Joint Venture                   California     Construction Joint Venture      GCCo       40.00%   partner
      Sierra Blanca Constructors, a Joint Venture        New Mexico     Construction Joint Venture      GCCo       52.00%   sponsor
      TGM Constructors                                    Kentucky      Construction Joint Venture      GCCo       25.00%   partner
      Tri-County Rail Constructors, a Joint Venture        Florida      Construction Joint Venture      GCCo       30.00%   partner
    S Virginia Approach Constructors                      Maryland      Construction Joint Venture      GCCo       79.00%   partner
      Wasatch Constructors, a Joint Venture                 Utah        Construction Joint Venture      GCCo       23.00%   partner
      Washington-Granite, a Joint Venture                California     Construction Joint Venture      GCCo       40.00%   partner
      Western Summit-TIC-Granite, a Joint Venture          Georgia      Construction Joint Venture      GCCo       15.00%   partner
      WSCI TIC Granite, a Joint Venture                    Georgia      Construction Joint Venture      GCCo       15.00%   partner
      Yonkers Contracting Company, Inc. / Granite
       Construction Company, a Joint Venture             New Jersey     Construction Joint Venture      GCCo       40.00%   partner
S Granite Halmar Construction Company, Inc. ("GHCCo")     New York                C Corp                GCI       100.00%   investor
    S Halmar-Egis, a Joint Venture                        New York      Construction Joint Venture     GHCCo      100.00%   partner
    S Halmar-Schiavone, a Joint Venture                   New York      Construction Joint Venture     GHCCo      100.00%   partner
      Granite Halmar/Schiavone, a Joint Venture           New York      Construction Joint Venture     GHCCo       60.00%   partner
      GH/JMA, a Joint Venture                             New York      Construction Joint Venture     GHCCo       51.00%   partner
      Schiavone/Granite Halmar, a Joint Venture           New York      Construction Joint Venture     GHCCo       40.00%   partner
S Intermountain Slurry Seal, Inc.                          Wyoming                C Corp                GCI       100.00%   investor
S Pozzolan Products Company                                 Utah                  C Corp                GCI       100.00%   investor

                                 Schedule 5.13(a)
                                     Page 1

                        SCHEDULE 5.13(a) PART (1) AND (2)
                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

                                                       JURISDICTION OF                                 OWNERSHIP BY COMPANY AND/OR
                     NAME                               ORGANIZATION        CAPITAL STRUCTURE                   SUBSIDIARY
                                                                                                        NAME     OWNERSHIP  POSITION

S Granite Land Company ("GLC")                           California               C Corp                GCI       100.00%   investor
    S GLC Fort Worth, LLC ("GLCFW, LLC")                    Texas       Limited Liability Company       GLC       100.00%      GP
           S Presidio Vista I, LTD                          Texas          Limited Partnership          GLC        89.00%      LP
                                                                                                     GLCFW, LLC     1.00%      GP

    S Main Street Ventures, LLC                          California     Limited Liability Company       GLC        90.00%   managing
      Granite/Mandalay Bay Finance, LLC                  California     Limited Liability Company       GLC        70.00%    member
      Granite/Mandalay, LLC ("GM, LLC ")                 California     Limited Liability Company       GLC        90.00%    member
             Oly/Granite General Partnership             California        Limited Partnership        GM, LLC      10.00%      LP
             Oly/Mandalay Bay General Partnership        California        Limited Partnership        GM, LLC      10.00%      LP
      Phase 1 Regional Park Limited                      California        Limited Partnership          GLC        25.00%      LP
      Williamson Ranch Plaza, LP                         California        Limited Partnership          GLC        25.00%      LP
    S Granite Grado Ventures, LLC ("GGV, LLC")           California     Limited Liability Company       GLC        90.00%   managing
      S Granite Grado Ventures Project 1, LLC            California     Limited Liability Company     GGV,LLC     100.00%   managing
S GILC, Incorporated ("GILC")                            California               C Corp                GCI       100.00%   investor
    S   GILC, LP                                         California        Limited Partnership          GCCo       99.00%      LP
                                                                                                        GILC        1.00%      GP

S Wilcott Corporation                                     Colorado                C Corp                GCI       100.00%   investor
S Granite SR 91 Corporation ("GSR91")                    California               C Corp                GCI       100.00%   investor
    S Granite SR 91, LP ("SR91, LP")                     California        Limited Partnership          GCI        99.00%      LP
                                                                                                       GSR91        1.00%      GP

              California Private Transportation
               Company, LP                               California        Limited Partnership        SR91, LP     22.22%      LP
S GTC, Inc. ("GTC")                                         Texas                 C Corp                GCI       100.00%   investor
    S GTC II, LP ("GTC, LP")                                Texas          Limited Partnership          GCI        99.00%      LP
                                                                                                        GTC         1.00%      GP

               WR II Associates, LTD                        Texas          Limited Partnership          GCI        69.88%      LP
                                                                                                      GTC, LP       1.00%      GP
  Paramount-Nevada Asphalt Company, LLC                    Nevada       Limited Liability Company       GCI        50.00%    member
  TIC Holdings, Inc                                       Delaware                C Corp                GCI        10.00%   investor

S = Investments considered Subisidaries under the Credit Agreement, and reported on a GAAP consolidated basis ; all other reported under GAAP utilizing the equity method of reporting

L = Granite's portion of Line-item Construction Joint Ventures which are reported on a GAAP consolidated basis

                                SCHEDULE 5.13 (b)

                             SENIOR NOTE GUARANTORS

Granite Construction Company, a California corporation
Granite Land Company, a California corporation
Intermountain Slurry Seal, Inc., a Wyoming corporation
Pozzolan Products Company (P.P.C.) (dba Garco Testing), a Utah corporation GILC, L.P., a California Limited Partnership
Granite Halmar Construction Company, Inc., a New York corporation

                                Schedule 5.13(b)
                                     Page 1

                                  SCHEDULE 5.16

                 INTELLECTUAL PROPERTY LITIGATION/CLAIMS MATTERS

                                      NONE

                                  Schedule 5.16
                                     Page 1

                                  SCHEDULE 5.21

                         UNRESTRICTED SUBSIDIARY MATTERS

5.21(a)

   CONTRACTUAL OBLIGATION                        PURPOSE
Teaming Agreement                Obligation for Granite Construction Company
                                 (70%) to enter into a Construction Joint
                                 Venture prior to August 4, 2003 with Wilder
                                 (30%), its Unrestricted Subsidiary, for the
                                 purposes of bidding the civil construction
                                 portion of the Seattle Sound Transit Rainier
                                 Valley Light Rail Link Project

Teaming Agreement                Obligation for Granite Construction Company
                                 (52%) to enter into a Construction Joint
                                 Venture prior to January 4, 2004, with Kiewit
                                 (33%), Skanska (10%)k and Wilder (5%), its
                                 Unrestricted Subsidiary, for the purposes of
                                 bidding the civil construction portion of the
                                 Seattle Monorail Project.

5.21(b)
         NONE

5.21 (c)

         NONE

                                  Schedule 5.21
                                     Page 1

                                  SCHEDULE 5.22

                              BURDENSOME AGREEMENTS

                                      NONE

                                  Schedule 5.22
                                     Page 1

                                  SCHEDULE 7.01

                                 EXISTING LIENS

                 DEBTOR                        LIEN HOLDER                       PROPERTY                MATURITY       BALANCE
May   Granite construction Company    Benna Investments                 Glendale NV property              12/01/07     1,043,652
Apr   Presidio Vista I, LTD           Dell USA, L.P.                    Project Debt - Presidio Vista     02/11/08     4,003,877
Apr   Phase 1 Regional Park Limited   Sacramento City Employee          Project Debt - Granite            09/01/08    11,311,577
                                      Retirement Systems                Regional Park
Apr   Phase 1 Regional Park Limited   GE Capital Business Asset Fund    Project Debt - Granite             8/01/10    18,858,850
                                                                        Regional Park
Apr   Phase 1 Regional Park Limited   Northwestern Mutual Life          Project Debt - Granite            03/01/21    17,935,273
                                      Insurance                         Regional Park
Apr   Phase 1 Regional Park Limited   Northwestern Mutual Life          Project Debt - Granite            01/01/18    18,913,776
                                      Insurance                         Regional Park
Apr   Oly/Mandalay Bay General        Granite/Mandalay Bay Finance,     Project Debt - Seabridge        at sale of     2,550,000
      Partnership                     LLC                                                                  project
Apr   Oly/Mandalay Bay General        Santa Barbara Bank & Trust        Project Debt - Seabridge          01/01/04     3,850,791
      Partnership
Apr   Oly/Mandalay Bay General        Oly/Granite, GP                   Project Debt - Seabridge        at sale of    12,416,024
      Partnership                                                                                          project
Apr   Oly/Mandalay Bay General        Oly/Granite, GP                   Project Debt - Seabridge        at sale of     1,379,558
      Partnership                                                                                          project
                                                                                                                     $92,263,378

May = Balance as of 05/31/03
Apr = Balance as of 04/30/03

                                  Schedule 7.01
                                     Page 1

                                SCHEDULE 7.02 (a)

     EXISTING INVESTMENTS EXCEPT AS PERMITTED BY SUBSECTIONS 7.02(b) THROUGH
                                    7.02(j)

                                      NONE

                                Schedule 7.02(a)
                                     Page 1

                                SCHEDULE 7.02 (b)

                                INVESTMENT POLICY

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                          FOR WORKING CAPITAL PORTFOLIO

                           EFFECTIVE: FEBRUARY 1, 2003

PURPOSE

Within the spectrum of activities of this Corporation, it is necessary to provide a framework for the regular and continuous management of its investment funds. Short term and intermediate term investments provide earnings on excess cash while maintaining liquidity and working funds for the present and future operations.

INVESTMENT OBJECTIVES

In order to provide control of all investments and cash, the Corporation has established the following objectives regarding its investment policy:

- Safety - the primary objective of the investment activities of the Corporation is protection of capital. Each investment transaction shall seek to first ensure that capital losses are avoided, whether they are from securities defaults or erosion of market value.

- Liquidity - the investment portfolio must be structured in a manner that will provide sufficient liquidity to pay the obligations of the Corporation. Any excess cash above the aforementioned requirements may be invested in instruments with longer maturity.

- Diversification - the investment activity must ensure diversification of investments that minimizes risk exposure to any one security and/or issuer.

- Investment Return - the Corporation seeks to maximize the return on all investments within the constraints of safety and liquidity.

DURATION

The duration of the portfolio including escrows and deposits shall be consistent with the cash needs as determined by the cash forecast. Cash investments are restricted to the average duration of one (1) year from date of settlement. Any investments with longer maturity than one year must be invested in instruments issued by, guaranteed by, or insured by the U.S. Government or any of its agencies. The average portfolio duration of escrows and deposit agreements shall not exceed five (5) years.

Short-term investments shall be defined as instruments maturing in ninety-one
(91) days or more.

MARKETABILITY

Holdings should be of sufficient size and held in issues, which are traded actively (except time deposits, loan participation, and master notes) to facilitate transactions at minimum cost and accurate market valuations.

                                Schedule 7.02(b)
                                     Page 1

TRADING

The following individuals are authorized traders:

         Roxane C. Allbritton, Vice President/Treasurer
         Jigisha Desai, Director of Corporate Treasury
         Mary McCann-Jenni, Controller
         Rebecca (Becky) M. Frantti, Treasury Manager

Any individual transaction conforming to the policy set forth herein or, any transaction of an Investment Manager not conforming to the respective Investment Manager's policy shall be approved by one of the following officers or, any transaction not conforming to the policy set forth herein must be approved by any two of the following officers:

D. H. Watts                      W. E. Barton                   P. M. Costanzo
W. G. Dorey                      M. E. Boitano

DEALERS AND BANKS FOR TRADING

The following institutions are authorized dealers:

        BA Securities
        Lehman Brothers
        Merrill Lynch
        Salomon Smith Barney

All purchased investments will be delivered to Bank of New York for safekeeping and paid for upon receipt.

SAFEKEEPING

The banks designated as safekeeping depositories in order of choice are:

        Bank of New York (BNY Western Trust Company)

Each financial institution must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

ESCROW

Escrows in lieu of retention are allowed at the following:

        Comerica Bank*
        Fleet National Bank*
        Nevada Highway Fund (State of Nevada Treasury)*
        Union Bank of California
        US Trust of California
        Wachovia Securities*
        Zions Bank, Utah*                   *Required by Owner

                                Schedule 7.02(b)
                                     Page 2

The types of investments will be guided by the terms of the escrow, but in all cases the investment will be governed by the investment policy. *Required by Owner.

Banks not listed, but required by escrow agreement, will also be acceptable.

REPORTING

- Daily - An investment transaction sheet, sequentially numbered will be processed for approval by an authorized offer.

- Weekly and Monthly - A portfolio will be provided to the President, Chief Operating Officer, Chief Financial Officer and all traders.

- Monthly - The fixed income portfolio will be monitored against the performance of Merrill Lynch U.S. Domestic Master 1-3 years index.

- For FASB 115 purposes, the Corporation classifies all fixed income investments as "Held to Maturity."

                                Schedule 7.02(b)
                                     Page 3

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                          FOR WORKING CAPITAL PORTFOLIO
                           EFFECTIVE: FEBRUARY 1, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             CONCENTRATION
                                                                                                  BY               CONCENTRATION BY
              ELIGIBLE INVESTMENTS                      MINIMUM CREDIT QUALITY                  ISSUER                 PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S. Government limited                     N/A                  No Maximum               No Maximum
to:
U.S. Treasury Bills/Bonds/Notes
------------------------------------------------------------------------------------------------------------------------------------
Obligations of agencies of the U.S. Government                    N/A                  $ 5,000,000 or 10% of              40%
limited to:                                                                            total portfolio
Federal Farm Credit Bank                                                               (whichever is greater)
Federal Home Loan Bank
Federal Home Loan Mortgage Corp.
Federal National Mortgage Association
Student Loan Marketing Association
------------------------------------------------------------------------------------------------------------------------------------
Obligations collateralized by U.S. Government     Fully collateralized by U.S. Gov't   $ 5,000,000 or 10% of              25%
securities limited to:                            and Agency securities included in    total portfolio
Repurchase Agreements                             these guidelines.                    (whichever is greater)
Reverse Repurchase Agreements                     Collateral value plus accrued
                                                  interest must exceed and be
                                                  maintained at level exceeding
                                                  value of agreement.
------------------------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S. owned domestic         Limited to Top 25 U.S. Banks by      $ 5,000,000 or 10% of              50%
commercial banks limited to:                      deposit and assets.                  total portfolio
Banker's Acceptance                               Short-Term rating of A-1/P-1, or     (whichever is greater)
Certificate of Deposit                            Long-Term rating of AAA/NR or AA/Aa
                                                  (at the time of purchase)
------------------------------------------------------------------------------------------------------------------------------------
Obligations issued by U.S. bank subsidiaries      Limited to Top 25 World Banks by     $ 5,000,000 or 10% of              40%
of Non U.S. Bank limited to:                      deposit and assets.                  total portfolio
Yankee Banker's Acceptance                        Short-Term rating of A-1/P-1, or     (whichever is greater)
Yankee Certificates of Deposit                    Long-Term rating of AAA/NR or
(all securities U.S. dollar denominated)          AA/Aa
                                                  (at the time of purchase)
------------------------------------------------------------------------------------------------------------------------------------
Obligations of major U.S. corporations and U.S.   Any TWO of three rating services:    $5,000,000 or 10% of               75%
holding companies limited to:                     A-1/P-1/D-1                          total portfolio
Commercial Paper                                  S&P, Moody's, Duff & Phelps          (whichever is greater)
                                                  (at the time of purchase)

                                                  Any split-rated of three rating      $5,000,000 or 10% of         30% of Overall
                                                  services:                            Commercial Paper            Commercial Paper
                                                  A1/P2, A2/P1                         portfolio                       portfolio
                                                  S&P, Moody's, Duff & Phelps          (whichever is greater)             or
                                                  (at the time of purchase)                                         22.5% of Total
                                                  Must be publicly traded Corporation                                  Portfolio
                                                  Must have at least $20B in Market
                                                  Capitalization
                                                  (at the time of purchase)

                                                  Any TWO of three rating services:
                                                  A-2/P-2/D-2 S&P, Moody's, Duff &
                                                  Phelps                               $5,000,000 or 10% of         20% of Overall
                                                  Must be publicly traded Corporation  Commercial Paper portfolio  Commercial Paper
                                                  Must have at least $20B in Market    (whichever is greater)          portfolio
                                                  Capitalization                                                          or
                                                  (at the time of purchase)                                          15% of Total
                                                                                                                       Portfolio
------------------------------------------------------------------------------------------------------------------------------------

                                Schedule 7.02(b)
                                     Page 4

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                          FOR WORKING CAPITAL PORTFOLIO
                           EFFECTIVE: FEBRUARY 1, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             CONCENTRATION
                                                                                                  BY               CONCENTRATION BY
              ELIGIBLE INVESTMENTS                      MINIMUM CREDIT QUALITY                  ISSUER                 PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
Loan Participation                                Same as commercial paper credit      $ 5,000,000 or 10% of              25%
Master Notes                                      quality requirements                 total portfolio
                                                                                       (whichever is greater)
------------------------------------------------------------------------------------------------------------------------------------
                                                  Any TWO of three rating services:    $ 5,000,000 or 10% of              50%
                                                  AAAm/Aaa/AAA                         total portfolio
                                                  S&P, Moody's, Duff & Phelps          (whichever is greater)
                                                  (at the time of purchase)
------------------------------------------------------------------------------------------------------------------------------------
Taxable & Tax-exempt investments limited to:      S&P: A-1, AA or better, Sp-1         $ 5,000,000 or 10% of              25%
Auction Rate Preferred Bonds                      AND                                  total portfolio
Auction Rate Certificates                         Moody's: P-1, Aa or better, VMIG-1   (whichever is greater)
Municipal Notes
Municipal Bonds
------------------------------------------------------------------------------------------------------------------------------------

                                Schedule 7.02(b)
                                     Page 5

                        GRANITE CONSTRUCTION INCORPORATED
                          INVESTMENT POLICY GUIDELINES
                            FOR HIGH-YIELD PORTFOLIO
                           EFFECTIVE: FEBRUARY 1, 2003

STATEMENT OF PURPOSE

Cash is the major source of working capital for the present and future operations of Granite. Managing the cash to ensure the liquidity necessary to meet Granite's business needs is of paramount importance. Any cash balances above those necessary for day-to-day working capital requirements are available for longer-term investments. These investments can be held for a longer interval to enhance the portfolio yield, and add diversification, without loosing sight of capital preservation within this policy's guidelines.

INVESTMENT OBJECTIVES

The investment objective of this portfolio is to seek consistency of investment return with emphasis on capital appreciation and secondarily capital preservation with a goal of either equaling or exceeding the Composite Policy Index. The Composite Policy Index is defined, as an Index comprised of several indices corresponding to the various mutual funds being used in this portfolio as per the asset allocation study. Therefore, the investment objectives are:

         - Investment Return: Optimize the investment returns within the constraints of this policy.

         - Safety: Emphasize preservation of capital assets over economic business cycles.

         -        Diversification:

                  - Provide investments in mutual fund companies that have sufficient number of funds with different investment characteristics.

                  - Select funds from mutual fund companies that provide a balanced investment approach that can be diversified among the major assets classes and will provide sufficiently varied risk/return characteristics (see Exhibit A).

PERFORMANCE MEASUREMENT GUIDELINES

Normally, investment performance should be judged over a complete economic cycle (typically 3 to 5 years). Since short-term results are not usually meaningful, true investment success will be looked at as a long-term proposition. To accomplish this, the performance measurement guidelines are:

         - To manage the concentration in any one class of mutual funds, the portfolio will be invested based on an asset allocation study prepared by an outside investment advisory firm and managed accordingly. Periodically, the Composite Policy Index will be modified to coincide to the most recent asset allocation study.

         - To invest in funds that will have ratings from Morningstar of 3, 4, or 5 and will be comparable in performance to the respective indices, e.g. growth fund index, growth and income index, etc. (see Exhibit B)

To determine if the investment guidelines are being followed, a review of fund performance will be prepared each quarter by an outside investment advisory firm. The review will take into consideration overall economic conditions as well as the risk and return objectives of these guidelines.

MARKETABILITY

Investments should be of sufficient size and be held in issues, which are traded actively to facilitate transactions at minimum cost and accurate market valuations.

                                Schedule 7.02(b)
                                     Page 6

TRADING

The following individuals are authorized traders:

        Roxane C. Allbritton
        Jigisha Desai
        Mary McCann-Jenni
        Rebecca (Becky) M. Frantti

Any individual transaction conforming to the policy set forth herein shall be approved by one of the following officers or, any transaction not conforming to the policy set forth herein must be approved by any two of the following officers:

D. H. Watts                      W. E. Barton
W. G. Dorey                      M. E. Boitano                  P. M. Costanzo

MUTUAL FUNDS

The following mutual funds are authorized:

        Franklin Small Cap Fund
        Loomis Sayles
        Pimco Bond Fund
        Putnam Mutual Funds
        Lord Abbett Mid Cap Value Fund
        Fremont U.S. Micro-Cap Fund

All purchased investments will be delivered to the custodian bank for safekeeping and paid for upon receipt.

SAFEKEEPING

The institutions designated as a safekeeping depository are:

        Fleet Bank
        Merrill Lynch

The custodian bank must provide timely confirmation/safekeeping receipts on all investment transactions and provide monthly transaction reports.

REPORTING

         - Daily - Upon a settlement of trade, an investment transaction sheet, sequentially numbered will be processed for approval by an authorized officer.

         - Monthly and quarterly - Financial reporting requirements for GAAP.

         - Monthly - The mutual fund portfolio will be evaluated based on a unit-based performance analysis and will be distributed to the President, Chief Operating Officer, Chief Financial Officer and all traders.

         - Quarterly - A risk-adjusted performance analysis and a composite policy index analysis of funds will be prepared by an outside advisory firm.

         - Quarterly - An asset allocation status, indicating out of balance funds rebalancing (if any) that is required.

         -        An outside firm will do an asset allocation study every three
                  (3) years.

         - For FASB 115 purposed, the Corporation classifies mutual fund investments as "Trading Securities."

                                Schedule 7.02(b)
                                     Page 7

                              GRANITE CONSTRUCTION
                              HIGH YIELD PORTFOLIO
                              INVESTMENT OBJECTIVES
                                    EXHIBIT A

In order to comply with the investment objectives of the Granite Construction High Yield Investment Guidelines, the following investment funds shall be available for investments:

Putnam International Growth Fund
(As of 2/28/03: Morningstar rating of 4 stars)

The Fund invests in established and emerging markets in more than 25 countries in order to maximize the value of its investments over time. The Fund invests in stocks of both large and small foreign companies that offer above-average growth potential at exceptionally attractive prices.

Putnam Vista Fund
(As of 2/28/03: Morningstar rating of 3 stars)

The Fund invests mainly in well-researched growth stocks of medium-sized companies. The Fund's investment strategy is focused on mid-capitalization growth stocks, issued by medium-sized companies that do not carry as much risk as small-company stocks but are not usually as thoroughly researched as large-company stocks. Because of this, there is a greater opportunity for Putnam's research to play a significant role in realizing a stock's potential.

Putnam Voyager Fund
(As of 2/28/03: Morningstar rating of 3 stars)

The Fund invests mainly in common stocks of U.S. companies, with a focus on growth stocks. Growth stocks are issued by companies that the Fund manager believes are fast-growing and whose earnings are likely to increase over time. Growth in earnings may lead to an increase in the price of the stock. The Fund invests mainly in mid-sized and large companies, although it can invest in companies of any size.

Putnam Investors A Fund
(As of 2/28/03: Morningstar rating of 2 stars)

The Fund seeks long-term growth by investing mainly in common stocks of larger, well-established companies. By selecting stocks from a range of industries, the Fund's managers seek to balance potential risk and reward by providing a significant level of diversification.

Franklin Balance Sheet Investment Fund
(As of 2/28/03: Morningstar rating of 5 stars)

The Fund seeks high total return, of which capital appreciation and income are components. Under normal market conditions, the Fund invests most of its assets in equity securities of companies the Fund's manager believes are undervalued at the time of purchase but that have the potential for significant capital appreciation. Common stocks and preferred stocks are examples of equity securities.

                                Schedule 7.02(b)
                                     Page 8

The Putnam Fund of Growth and Income
(As of 2/28/03: Morningstar rating of 2 stars)

The Fund invests mainly in common stocks of U.S. companies, with a focus on value stocks that offer the potential for capital growth, current income, or both. Value stocks are those that the Fund's manager believes are currently undervalued by the market. The Fund looks for companies undergoing positive change. If it is correct and other investors recognize the value of the company, the price of the stock may rise. The Fund invests mainly in large companies.

Loomis Sayles Bond Fund
(As of 2/28/03: Morningstar rating of 4 stars)

The Fund seeks high total investment return through a combination of current income and capital appreciation. The Fund normally invests at least 65% of assets in investment-grade debt securities and convertibles. It may invest the balance of assets in securities rated below BBB. The Fund may invest up to 20% of assets in preferred stocks. It may invest without limit in Canadian issues, and may invest up to 20% of assets in securities issued in other foreign countries.

PIMCO Total Return Bond Fund
(As of 2/28/03: Morningstar rating of 3 stars)

The Fund seeks total return consistent with preservation of capital. The Fund invests at least 65% of assets in debt securities, including U.S. government securities, corporate bonds, and mortgage-related securities. It may invest up to 20% of assets in securities denominated in foreign currencies. The portfolio duration generally ranges from three to six years.

Lord Abbett Mid-Cap Value Fund
(As of 2/28/03: Morningstar rating of 5 stars)

The Fund seeks capital appreciation by investing in the stocks of mid-sized companies that are believed to be undervalued in the marketplace. To pursue this goal, the Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of mid-sized companies, those with market capitalization of roughly $500 million to $10 billion, at the time of purchase. This market capitalization range may vary in response to changes in the markets. The Fund will provide shareholders with at least 60 days notice of any change in this policy. Equity securities in which the Fund may invest include common stocks, convertible bonds, convertible preferred stocks, depository receipts and warrants.

Fremont U.S. Micro-Cap Fund
(As of 2/28/03: Morningstar rating of 4 stars)

The Fund seeks long-term capital appreciation through investing in the nation's smallest and fastest-growing publicly traded companies. The U.S. micro-cap stock market is home to entrepreneurially managed companies with exceptional growth prospects. With minimal Wall Street coverage and low institutional ownership, micro-cap stocks represent the least efficient sector of the market. Research-driven investors can uncover some terrific growth companies trading at very reasonable valuations.

                                Schedule 7.02(b)
                                     Page 9

                                SCHEDULE 7.02 (j)

                    INVESTMENTS IN UNRESTRICTED SUBSIDIARIES

                   WILDER CONSTRUCTION COMPANY STOCK PURCHASES

  DATE          NUMBER OF SHARES     INVESTMENT
03/31/00            1,333,929        13,156,637
09/30/00               15,817           166,553
12/31/00              150,000         1,518,000
03/31/01              450,000         4,554,000
04/30/02              698,483         7,948,737
                    2,648,229       $27,343,927

                                Schedule 7.02(i)
                                     Page 1

                                  SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

                                                                                             INTEREST                     BALANCE
          BORROWER                  LENDER'S NAME                  DESCRIPTION                 RATE        MATURITY       05/31/03
Granite Construction Company   Benna Investments       Glendale NV property                       6.50%     12/01/07      1,043,652
Granite Construction Company   Rosemary's Mountain     Southern CA Aggregate property             8.82%     06/01/04      1,400,000
Granite Construction           Private Placement Due   Refinance debt & general corporate         6.54%     03/15/10     46,666,668
Incorporated                   03/15/10                purposes
Granite Construction           Private Placement Due   Refinance debt & General corporate         6.96%     05/01/13     75,000,000
Incorporated                   05/01/13                purposes
Granite Construction           Lenders under Existing  Self insured Worker's Compensation     100.0 bps     04/30/02      1,293,390
Incorporated                   Credit Agreement
Granite Construction Company   Bank of America Letter  City of Patterson                       32.5 bps     02/04/04        200,000
                               of Credit
Granite Construction           BNP Paribas             $30MM notional amount floating       6 Mth LIBOR     09/15/05       (559,168)
Incorporated                                           interest rate swap agreement        + 386.75 bps
Granite Construction           BNP Paribas             $20MM notional amount floating       6 Mth LIBOR     11/05/05       (369,914)
Incorporated                                           interest rate swap agreement        + 418.00 bps
                                                                                                                       $124,674,628

                                                                                                                      AS OF 4/30/03

Presidio Vista I, LTD          Dell USA, L.P.          Project Debt - Presidio Vista              7.50%     02/11/08      4,003,877
Phase 1 Regional Park Limited  Sacramento City         Project Debt - Granite Regional            7.30%     09/01/08     11,311,577
                               Employee Retirement     Park
                               Systems

Phase 1 Regional Park Limited  GE Capital Business     Project Debt - Granite Regional            8.15%     08/01/10     18,858,850
                               Asset Fund              Park
Phase 1 Regional Park Limited  Northwestern Mutual     Project Debt - Granite Regional            7.25%     03/01/21     17,935,273
                               Life Insurance          Park
Phase 1 Regional Park Limited  Northwestern Mutual     Project Debt - Granite Regional            6.03%     01/01/18     18,913,776
                               Life Insurance          Park
Oly/Mandalay Bay General       Granite/Mandalay Bay    Project Debt - Seabridge                  20.00%   at sale of      2,550,000
Partnership                    Finance, LLC                                                                  project
Oly/Mandalay Bay General       Santa Barbara Bank &    Project Debt - Seabridge              Prime Rate     01/01/04      3,850,791
Partnership                    Trust                                                             + 1.5%
Oly/Mandalay Bay General       Oly/Granite, GP         Project Debt - Seabridge                  17.00%   at sale of     12,416,024
Partnership                                                                                                  project
Oly/Mandalay Bay General       Oly/Granite, GP         Project Debt - Seabridge                  17.00%   at sale of      1,379,558
Partnership                                                                                                  project
                                                                                                                        $91,219,726

                                                                                                                      AS OF 4/30/03
                                                                                                                         COST TO
          PRINCIPAL                    INSURER                      DESCRIPTION               PENAL SUM    MATURITY     COMPLETE
Granite Construction Company,  Federal Insurance        Payment and Performance bonds on    4,469,230,085   Varies    1,563,136,793
                               Company,                 various construction projects
Granite Halmar Construction    Travelers Casualty and
Company, Inc.,                 Surety Company, and
Intermountain Slurry Seal      St Paul Fire and Marine  Miscellaneous Bonds in support of      23,413,124   Varies       23,413,124
Inc., and Pozzolan Products    Insurance Company, as    permitting, licensing and
Company                        co-sureties              reclamation
                                                                                           $4,492,643,209            $1,586,549,917

                                  Schedule 7.03
                                     Page 1

                                  SCHEDULE 7.06

                                 EXISTING LEASES

----------------------------------------------------------------------------------------------------
                                                                                             ANNUAL
                 LESSOR                            DESCRIPTION              MATURITY        PAYMENTS
----------------------------------------------------------------------------------------------------
GRANITE CONSTRUCTION COMPANY AS A LESSEE
City of Calipatria                        Pit                                06/30/03            600
Recupido, Fredrick R.                     Rental Office                      11/30/03         18,337
Gibbons Realty Co.                        Pit                                12/31/03         83,448
Meredith, Parker, Key and Bath            Pit                                12/31/03        338,415
Robert and Donna Sauers                   Rental Office                      02/28/04         44,340
Associates Leasing                        Construction Equipment             04/30/04        215,415
Robert L. and Nira M. Stewart             Quarry Property                    07/01/04          5,000
Delta Precast, Inc.                       Material Sales Agreement           07/31/04         10 800
Associates Leasing                        Construction Equipment             08/01/04         44,981
Associates Leasing                        Construction Equipment             08/31/04        234,090
PSAF Development Partners, L.P.           Rental Office                      11/30/04         25,464
City of Salinas                           AC Plant                           12/31/04        108,444
John V. Crawford                          Quarry Property                    12/31/04         40,000
Joseph J. Leavey                          Quarry Property                    12/31/04          5,000
Wells Family Members                      Pit                                12/31/04         25,000
Morias Properties                         Quarry Property                    01/22/05         12,500
Rossi Materials                           Quarry Property                    01/31/05         25,200
Musat Vineyards                           Quarry Property                    04/30/05         25,000
FCC Equipment Financing, Inc.             Construction Equipment             08/31/05         63,840
FCC Equipment Financing, Inc.             Construction Equipment             09/30/05         39,720
Granite Rock Co.                          Rental Office                      12/31/05        218,686
Jackling Aggregates Limited               Pit                                12/31/05         72,000
Heber Bank Block, LLC                     Quarry Property                    05/31/06         10,636
RMC Pacific Materials Inc.                Plant Lease                        09/04/06        600,000
Jacobson Construction, et al              Pit                                10/11/06        787,500
RMC Pacific Materials Inc.                Plant Lease                        10/31/06        125,000
California Dept. of Water Resources       Equipment permit                   11/30/06         42,000
Joseph, Russell & David Rose              Pit                                12/26/06         42,000
Richard Rose                              Pit                                12/26/06          3,000
R. Vogt & A. Koustas                      Rental Office                      02/14/07         42,000
W. P. R. R. Co.                           Pit                                06/01/07         15,000
Topo Ranch (Singleton Group)              Quarry Property                    06/30/07         22,500
Chemical Lime Co. of Arizona              Material Sales Agreement           10/31/07        800,000
City of Willits                           Quarry Property                    11/25/08        100,005
R. Jay DeSerpa Co.                        Equipment yard                     12/31/08         12,000
Rowland                                   Quarry Property                    06/30/09         50,000
----------------------------------------------------------------------------------------------------

                                  Schedule 7.06
                                     Page 1

----------------------------------------------------------------------------------------------------
                                                                                             ANNUAL
                 LESSOR                            DESCRIPTION              MATURITY        PAYMENTS
----------------------------------------------------------------------------------------------------
Tejon Ranch Co.                           Pit                                10/31/09         60,000
Donald and Carol Graham                   Hot Plant                          12/31/09         96,000
Julia C. Matthews                         Quarry Property                    12/31/09         26,400
Walker Development                        Pit                                12/31/09         75,000
Bingelli Rock Products Inc., et al.       AC Plant                           10/31/11         10,000
The Pacific Lumber Company                Material Sales Agreement           04/30/12         24,000
Haber/Kester Property                     Quarry Property                    07/31/14         19,500
Hansen & Sinnot Estate                    Quarry Property                    07/31/14         19,500
L.R. Peterson and E.W. McGah              Hot Plant                          01/02/16         80,000
Ricardo Jimenez, Jr.                      Pit                                06/30/16         12,000
M. Prickett & P. Dixon, individuals       Rental Office                      07/31/20         36,000
GRANITE LAND COMPANY AS A LESSEE
Property California LS Corp.              Rental Office                      02/28/04        113,628
INTERMOUNTAIN SLURRY SEAL AS A LESSEE
City of Los Angeles                       Quarry Property                    03/31/05          7,485
City of Los Angeles                       Quarry Property                    06/30/05          3,600
Muller, Raymond J. and Franchon L.        Quarry Property                    03/07/16         24,000
GRANITE HALMAR CONSTRUCTION COMPANY, INC. AS A LESSEE
Stephen Sipes                             Rental Office                      11/30/03         22,921
CIT Group                                 Construction Equipment             03/16/04         72,473
Allied St. Geroge                         Rental Office                      06/30/04         72,680
Mike Albert Leasing                       Vehicles (autos and trucks)          Varies        201,989
----------------------------------------------------------------------------------------------------
                                                                                          $5,246,047
                                                                                          ----------

                                  Schedule 7.06

                           SCHEDULE 10.02

                    EURODOLLAR AND DOMESTIC LENDING OFFICES;
                              ADDRESSES FOR NOTICES

BORROWER:

GRANITE CONSTRUCTION INCORPORATED

Granite Construction Incorporated
P. O. Box 50085
Watsonville, CA 95077

Attention:    William Barton, Vice President/Chief Financial Officer
Telephone:    (831) 761-4704
Facsimile     (831) 722-9657
Email:        bbarton@gcinc.com
Website:      http://www.graniteconstruction.com

WITH A COPY TO:

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076

Attention:    Roxane Allbritton, Treasurer
Telephone:    (831) 761-4772
Facsimile     (831) 728-1701
Email:        rallbritton@gcinc.com

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

(for lending and administrative notices (including payments and Requests for Credit Extensions)):

Bank of America, N.A.
Mail Code: CA4-706-05-09
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520

                                 Schedule 10.02

Attention:    Sally Escosa
Telephone:    (925) 675-8421
Facsimile:    (925) 969-2901
Email:        rosalia.m.escosa@bankofamerica.com
Account No.:  3750836479
Ref:          Granite Construction
ABA#          111000012

(for all purposes other than lending and administrative notices):

Bank of America, N.A.
Mail Code: CA5-701-0519
1455 Market Street, 5th Floor
San Francisco, CA 94103

Attention:    SuzieAnna Wan, Assistant Vice President
Telephone:    (415) 436-2772
Facsimile:    (415) 503-5015
Email:        SuzieAnna.Wan@bankofamerica.com

L/C ISSUER:

BANK OF AMERICA, N.A.

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466

Attention:    Sandra Leon, Vice President
Telephone:    (213) 345-5231
Facsimile:    (213) 345-6694
Email:        sandra.leon@bankofamerica.com

                                 Schedule 10.02

LENDERS:

BANK OF AMERICA, N.A.:

Bank of America, N.A.
Mail Code: CA5-705-12-14
555 California Street, 12th Floor
San Francisco, CA 94104-1502

Attention:    Kenneth J. Beck, Principal
Telephone:    (415) 953-5753
Facsimile     (415) 622-4585
Email:        kenneth.j.beck@bankofamerica.com

UNION BANK OF CALIFORNIA, N.A.

Union Bank of California, N.A.
601 Potrero Grande Drive
Monterey Park, CA 91755

Attention:    Shirley Davis, Coml. Loan Service Officer
Telephone:    (323) 720-2870
Facsimile     (323) 724-6198
              (323) 720-2224
Email:        Shirley.davis@UBOC.com

US BANK NATIONAL ASSOCIATION

US Bank
1331 North California Blvd
Suite 350
Walnut Creek, CA 94596

Attention:    Dan Stevens, Vice President
Telephone:    (925) 472-5791
Facsimile     (925) 945-6919
              (323) 720-2224

Email:        Daniel.stevens@usbank.com

                                 Schedule 10.02

WASHINGTON MUTUAL BANK

Washington Mutual Bank
1201 Third Avenue
Suite 1400
Seattle, WA 98101

Attention:    Gary Perkins, Vice President
Telephone:    (206) 490-5198
Facsimile     (206) 377-3812
Email:        Gary.Perkins@wamu.net

COMERICA BANK

Comerica Bank
1920 Main Street
Suite 1150
Irvine, CA 92614

Attention:    Elise M. Walker, Vice President
Telephone:    (949) 798-7244
Facsimile     (949) 476-1222
Email:        emwalker@comerica.com

HARRIS TRUST AND SAVINGS BANK

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL 60603

Attention:    Isabella Battista, Vice President
Telephone:    (312) 293-8358
Facsimile     (312) 293-5852
Email:        isabela.battista@harrisbank.com

                                 Schedule 10.02

BNP PARIBAS

BNP Paribas
One Front Street, 23rd Floor
San Francisco, CA 94111

Attention:    Joseph Mack
Telephone:    (415) 772-1355
Facsimile     (415) 269-8954
Email:        Joseph.mack@americas.bnpparibas.com

                                 Schedule 10.02

                                    EXHIBIT A

                               FORM OF LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of [ , 2003] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Granite Construction Incorporated, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

         [ ] A Borrowing of_____________________________.
                            [Type of Loans requested]

         [ ] A conversion of Loans from _____ to ______

         [ ] A continuation of ___________________________.
                              [Type of Loans requested]

1.       On ____________________________________________(a Business Day).

2.       In the amount of $ ____________________________.

3.       Comprised of __________________________________.
                         [Type of Loans requested]

4.       With an Interest Period of _________________ months.

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                                    GRANITE CONSTRUCTION INCORPORATED

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    EXHIBIT B

                                  FORM OF NOTE

         $_____________________                            _____________________

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of __________________ (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of [ , 2003] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                                    GRANITE CONSTRUCTION INCORPORATED

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                        Financial Statement Date:______, 200_

         The undersigned refers to that certain Credit Agreement, dated as of [ , 2003] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among Granite Construction Incorporated, a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, each capitalized term used herein has the meaning assigned thereto in the Credit Agreement.

         The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that s/he holds the office of _____________________ with the Borrower, that, as such, s/he is authorized to execute and deliver this Certificate to the Bank on behalf of the Borrower and its Subsidiaries, and that:

         1.       - Attached hereto or - posted on the Borrower's website or
- posted on the website of the Securities and Exchange Commission at www.sec.gov is:

                           - a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended [____________, 200_] (the "Subject Fiscal Year"), and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Subject Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion have been prepared in accordance with GAAP and are not subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions that are not reasonably acceptable to the Required Lenders; or

                           -        an SEC Form 10-K for the Borrower
                  (excluding the exhibits thereto) relating to the fiscal year ended [____________, 200_]; or

                           - a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [____________, 200_] (the "Subject Fiscal Quarter"), and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Subject Fiscal Quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or

                           -        an SEC Form 10-Q for the Borrower
                  (excluding the exhibits thereto) relating to the fiscal quarter ended [____________, 200_].

         2.       -   Attached hereto is:

                           - a consolidating balance sheet of all Unrestricted Subsidiaries as at the end of such fiscal year, and the related consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Required Lenders; or

                           - a consolidating balance sheet of all Unrestricted Subsidiaries as at the end of such fiscal quarter, and the related consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of such Subsidiaries on a consolidating basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         3. The financial statements referred to in Paragraph 1 fairly present, in all material respects, the consolidated financial position and the results of operations of the Borrower and its Subsidiaries.

         4. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under my supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

         5. To the best of the undersigned's knowledge, the Borrower and each of its Subsidiaries have, during such period, observed, performed and/or satisfied and/or have caused to be observed, performed and/or satisfied all of their respective covenants and other agreements contained in the Loan Documents to which they are a party, and have satisfied every condition in the Loan Documents to which they are a party to be observed, performed and/or satisfied by them, and the undersigned has no knowledge of any condition, event or occurrence, which constitutes a Default or Event of Default, except as set forth below:

         [Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph 4 above by listing, in detail and with reference to specific sections of the Credit Agreement, the nature of the condition, event or occurrence, the period during which it has existed and the actions that the Borrower has taken, is taking or proposes to take with respect to such condition, event or occurrence.]

         6. The financial covenant and other compliance analyses and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Certificate.

         The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this ____ day of _____, 200_, pursuant to the provisions of the Credit Agreement.

                                    By:    ____________________________________
                                    Title: ____________________________________
                                           of Granite Construction Incorporated

                                   SCHEDULE 1

                            TO COMPLIANCE CERTIFICATE

1. INVESTMENTS - INVESTMENTS (INCLUDING CONSTRUCTION JV INVESTMENTS) BY ANY LAND DEVELOPMENT COMPANY, OR ANY SUBSIDIARY THEREOF. Section 7.02(g)

         A. The aggregate amount of Investments (including Construction JV Investments) by any Land Development Company, or any Subsidiary thereof: $______________

              REQUIREMENT: THE AMOUNT IN A MAY NOT EXCEED $25,000,000.

2.       INVESTMENTS - OTHER INVESTMENTS. Section 7.02(h)

         A. The aggregate amount of Investments not otherwise permitted pursuant to subsections (a) through (g) of Section 7.02 in the equity of any Restricted Subsidiary or the capital stock, assets, obligations or other securities of or interests in any other Person (other than an Unrestricted Subsidiary):
                  $______________

              REQUIREMENT: THE AMOUNT IN A MAY NOT EXCEED $100,000,000.

3.       INDEBTEDNESS - OTHER INDEBTEDNESS. Section 7.03(h)

         A. Indebtedness of the Borrower and its Subsidiaries, comprised solely of (i) the outstanding principal amount of obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (other than performance, surety and appeal bonds), debentures, notes, loan agreements or other similar instruments, (ii) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, or (iii) without duplication, Guaranty Obligations (other than Guaranty Obligations as to which an Unrestricted Subsidiary is the primary obligor) with respect to Indebtedness of the types specified in the immediately preceding clauses (i) and (ii); provided that none of the foregoing includes Indebtedness of any co-joint venturer in any Joint Venture to which the Borrower or any Subsidiary is a party that has been assumed by the Borrower or any Subsidiary if such Indebtedness was not originally incurred by such co-joint venturer in connection with (and relates solely to) the subject Joint Venture:
                  $______________

         B. All Guaranty Obligations as to which an Unrestricted Subsidiary is the primary Obligor and Indebtedness incurred for the benefit of an Unrestricted Subsidiary:
                  $________________

         C.       A minus B: $______________________

         REQUIREMENT:      THE AMOUNT IN C MAY NOT EXCEED $100,000,000.

4.       DISPOSITIONS OF ASSETS. Section 7.05(g)

         A. The aggregate consideration from Dispositions received by the Borrower and its Subsidiaries pursuant to Section 7.05(g), including aggregate cash received and the aggregate fair market value of non-cash property received, during the current fiscal year: $______________

         B. The aggregate consideration from Dispositions received by any Unrestricted Subsidiaries, including aggregate cash received and the aggregate fair market value of non-cash property received, during the current fiscal year: $______________

         C.       A minus B: $_________________________

         D. The amount equal to 5% of the total assets of the Borrower (determined on a consolidated basis in accordance with GAAP) as of the end of the Borrower's most recently ended fiscal year: $______________

         REQUIREMENT:      THE AMOUNT IN C MAY NOT EXCEED THE AMOUNT IN D.

5.       MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Section 7.13(a)

         A.       Consolidated Tangible Net Worth (A(i) minus (A)(ii)):
                  $______________

                  (i) Consolidated Stockholders' Equity for Consolidated Restricted Group (A(i)(A) minus A(i)(B) below):
                           $______________

                           (A) Stockholders' equity for the Borrower and its consolidated Subsidiaries (determined in accordance with GAAP): $______________

                           (B) Stockholders' equity for the Unrestricted Subsidiaries (determined in accordance with
                                    GAAP): $______________

                  (ii) Intangible Assets of the Consolidated Restricted Group (determined on a consolidated basis in accordance with GAAP) (A(ii)(A) minus A(ii)(B)):
                           $______________

                           (A) Intangible Assets of the Borrower and its consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP):
                                    $______________

                           (B) Intangible Assets of the Unrestricted Subsidiaries (determined on a consolidated basis in accordance with GAAP):
                                    $______________

         B.       Consolidated Net Income (B(i) minus B(ii)):
                  $_______________________

                  (i) Net income, on a consolidated basis, of the Borrower and its consolidated Subsidiaries from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions earned in each fiscal quarter ending after the date of the Audited Financial Statements (not including net income in respect of or attributable to any Project Debt Entity): $______________

                  (ii) Net income, on a consolidated basis, of the Unrestricted Subsidiaries from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions earned in each fiscal quarter ending after the date of the Audited Financial Statements (not including net income in respect of or attributable to any Project Debt Entity): $______________

         C. Calculation of Minimum Consolidated Tangible Net Worth (C(i) + C(ii) + C(iii) below): $_______________

                  (i) 85% of the Consolidated Tangible Net Worth as of the date of the Audited Financial Statements:
                           $_________________

                  plus

                  (ii)     50% of Consolidated Net Income (line B above):
                           $______________

                  plus

                  (iii) 50% of the aggregate increases in Consolidated Stockholders' Equity for the Consolidated Restricted Group (line A(i) above) after the date of the Audited Financial Statements by reason of the issuance and sale of the capital stock of the Borrower:
                           $______________

         REQUIREMENT:      THE AMOUNT IN A MAY NOT BE LESS THAN THE AMOUNT IN C.

6.       MINIMUM FIXED CHARGE COVERAGE RATIO. Section 7.13(b)

         A. Consolidated EBITDA for Consolidated Restricted Group (A(i) minus A(ii)): $________________________

                  (i) Consolidated EBITDA for the Borrower and its consolidated Subsidiaries (A(i)(A) plus A(i)(B) plus A(i)(C) plus A(i)(D): $___________________

                           (A) Net income, on a consolidated basis, of Borrower and its consolidated Subsidiaries (excluding any Project Debt Entity) from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions for such Subject
                                    Period: $_________________

                           (B) Consolidated Interest Expense for such Subject Period to the extent deducted in calculating Consolidated Net Income:
                                    $_______________

                           (C) Consolidated Cash Taxes for such Subject Period the extent deducted in calculating Consolidated Net Income: $______________

                           (D) Depreciation and amortization expense for such Subject Period to the extent deducted in calculating Consolidated Net Income:
                                    $_______________

                  (ii) Consolidated EBITDA for the Unrestricted Subsidiaries (A(ii)(A) plus A(ii)(B) plus A(ii)(C) plus A(ii)(D):
                           $___________________

                           (A) Net income, on a consolidated basis, of the Unrestricted Subsidiaries (excluding any Project Debt Entity) from continuing operations, excluding extraordinary items and excluding gains and losses from Dispositions for such Subject Period:
                                    $______________

                           (B) Consolidated Interest Expense for such Subject Period to the extent deducted in calculating Consolidated Net Income:
                                    $_________________

                           (C) Consolidated Cash Taxes for such Subject Period the extent deducted in calculating Consolidated Net Income: $________________

                           (D) Depreciation and amortization expense for such Subject Period to the extent deducted in calculating Consolidated Net Income:
                                    $_______________

         B. Consolidated Cash Taxes for the Consolidated Restricted Group (B(i) minus B(ii)): $_____________

                  (i) Aggregate of all taxes, on a consolidated basis, actually paid by the Borrower and its consolidated Subsidiaries in cash during such Subject Period (excluding any Project Entity Debt): $_____________

                  (ii) Aggregate of all taxes, on a consolidated basis, actually paid in respect of the Unrestricted Subsidiaries in cash during such Subject Period (excluding any Project Entity Debt): $_____________

         C. Interest Income of the Consolidated Restricted Group (C(i) minus C(ii)): $_____________

                  (i) Aggregate of all interest income of the Borrower and its consolidated Subsidiaries (other than in respect of Project Debt Entities) for the Subject Period ending on such day (to the extent not included in the determination of Consolidated EBITDA (line A(i) above) for such Subject Period): $_____________

                  (ii) Aggregate of all interest income of the Unrestricted Subsidiaries for the Subject Period (other than in respect of Project Debt Entities) ending on such day (to the extent not included in the determination of Consolidated EBITDA (line A(ii) above) for such Subject Period): $_____________

         D. Capital Expenditures for the Consolidated Restricted Group (D(i) minus D(ii)): $_____________

                  (i) Aggregate of all expenditures by the Borrower and its consolidated Subsidiaries (excluding expenditures by any Project Debt Entity) for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries, minus net proceeds from sales of fixed or capital assets received by the Borrower and its consolidated Subsidiaries during such Subject Period:
                           $_____________

                  (ii) Aggregate of all expenditures by the Unrestricted Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Unrestricted Subsidiaries, minus net proceeds from sales of fixed or capital assets received by the Unrestricted Subsidiaries during such Subject Period: $_____________

         E.       A minus B plus C minus D: $________________

         F. Consolidated Interest Expense for the Consolidated Restricted Group (F(i) minus F(ii)): $________________

                  (i) Consolidated Interest Expense for the Borrower and its consolidated Subsidiaries (F(i)(A) plus F(i)(B)):
                           $________________

                           (A) All interest, premium payments, fees, charges and related expenses of the Borrower and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (excluding such amounts in respect of Project Debt):
                                    $________________

                           (B) The portion of rent expense of the Borrower and its consolidated Subsidiaries with respect to such Subject Period under capital leases that is treated as interest in accordance with GAAP and the portion of Synthetic Lease Obligations payable by the Borrower and its consolidated Subsidiaries with respect to such Subject Period that would be treated as interest in accordance with GAAP if such lease were treated as a capital lease under GAAP (excluding such amounts in respect of Project Debt): $________________

                  (ii) Consolidated Interest Expense for the Unrestricted Subsidiaries (F(ii)(A) plus F(ii)(B)):
                           $________________

                           (A) All interest, premium payments, fees, charges and related expenses of the Unrestricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (excluding such amounts in respect of Project Debt): $________________

                           (B)      The portion of rent expense of the
                                    Unrestricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and the portion of Synthetic Lease Obligations payable by the Borrower and its consolidated Subsidiaries with respect to such Subject Period that would be treated as interest in accordance with GAAP if such lease were treated as a capital lease under GAAP (excluding such amounts in respect of Project Debt): $_____________

         G. Current portion (determined in accordance with GAAP) of Consolidated Funded Indebtedness for the Consolidated Restricted Group (G(i) minus G(ii)): $______________

                  (i) Current portion (determined in accordance with GAAP) of Consolidated Funded Indebtedness for the Borrower and its consolidated Subsidiaries (G(i)(A) plus G(i)(B)): $___________________

                           (A) On a consolidated basis, the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments of Borrower and its consolidated Subsidiaries (not including Project Debt): $______________

                           (B) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations of Borrower and its consolidated Subsidiaries (not including Project Debt):
                                    $___________

                  (ii) Current portion (determined in accordance with GAAP) of Consolidated Funded Indebtedness for the Unrestricted Subsidiaries (G(ii)(A) plus G(ii)(B) plus G(ii)(C)): $___________________

                           (A) On a consolidated basis, the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments of the Unrestricted Subsidiaries (not including Project Debt): $______________

                           (B) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations of the Unrestricted Subsidiaries (not including Project Debt): $___________

                           (C)      Without duplication, all Guaranty
                                    Obligations with respect to Indebtedness of the types specified in subsections (A) and
                                    (B) above: $_______________

         H.       F plus G: $______________________

         I.       Ratio of E to H: _________ to 1.00

         REQUIREMENT:      THE RATIO IN I (I.E., THE RATIO OF E TO H) MAY NOT
                           BE LESS THAN 1.50 TO 1.00 AS OF THE LAST DAY OF ANY
                           FISCAL QUARTER OF THE BORROWER.

7.       LEVERAGE RATIO. Section 7.13(c)

         A. Consolidated Funded Indebtedness for the Consolidated Restricted Group (A(i) minus A(ii)): $______________

                  (i) Consolidated Funded Indebtedness for the Borrower and its consolidated Subsidiaries (A(i)(A) plus A(i)(B)):
                           $___________________

                           (A) On a consolidated basis, the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments of Borrower and its consolidated Subsidiaries (not including Project Debt): $______________

                           (B) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations of Borrower and its consolidated Subsidiaries (not including Project Debt):
                                    $___________

                  (ii) Consolidated Funded Indebtedness for the Unrestricted Subsidiaries (A(ii)(A) plus A(ii)(B) plus A(ii)(C)):
                           $___________________

                           (A) On a consolidated basis, the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments of the Unrestricted Subsidiaries (not including Project Debt):
                                    $______________

                           (B) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations of the Unrestricted Subsidiaries (not including Project Debt): $___________

                           (C)      Without duplication, all Guaranty
                                    Obligations with respect to Indebtedness of the types specified in subsections (A) and
                                    (B) above: $_______________

         B.       (i)      Consolidated Funded Indebtedness for the Consolidated
                  Restricted Group (line A above): $______________

                  plus

                  (ii) Consolidated Tangible Net Worth for the Consolidated Restricted Group: $______________

                  Total: $______________

         C.       Ratio of A to B: _________ to 1.00

         REQUIREMENT: THE RATIO IN C (I.E., THE RATIO OF A TO B) MAY NOT EXCEED 0.55 TO 1.00 AS OF THE LAST DAY OF ANY FISCAL QUARTER OF THE BORROWER.

                                   EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between __________ (the "Assignor") and _______________ (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:      ______________________________

2.       Assignee:      ______________________________ [and is an
                                                        Affiliate/Approved Fund]

3.       Borrower(s):   Granite Construction Incorporated

4.       Administrative Agent:      Bank of America, N.A., as the administrative
                                    agent under the Credit Agreement

5.       Credit Agreement:  The Credit Agreement, dated as of [     , 2003],
                            among Granite Construction Incorporated, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent and as L/C Issuer

6.       Assigned Interest:

-------------------------------------------------------------------------------------------------------
                                   Aggregate
                                   Amount of                       Amount of               Percentage
                                Commitment/Loans               Commitment/Loans           Assigned of
Facility Assigned               for all Lenders                    Assigned            Commitment/Loans
-------------------------------------------------------------------------------------------------------
  _____________                $________________              $________________         ______________%
-------------------------------------------------------------------------------------------------------
  _____________                $________________              $________________         ______________%
-------------------------------------------------------------------------------------------------------
  _____________                $________________              $________________         ______________%
-------------------------------------------------------------------------------------------------------

         Effective Date: __________________, 200__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment are hereby agreed to:

                                                  ASSIGNOR
                                                  [NAME OF ASSIGNOR]

                                                  By: __________________________
                                                           Title:

                                                  ASSIGNEE
                                                  [NAME OF ASSIGNEE]

                                                  By: __________________________
                                                           Title:
Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: ____________________________
    Title:

GRANITE CONSTRUCTION INCORPORATED, as
Borrower

By: ___________________________
    Title:

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

       CREDIT AGREEMENT, DATED AS OF [ , 2003], AMONG GRANITE CONSTRUCTION
      INCORPORATED, THE LENDERS PARTY THERETO, AND BANK OF AMERICA, N.A.,
       AS ADMINISTRATIVE AGENT AND AS L/C ISSUER (THE "CREDIT AGREEMENT")

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

                            AND ASSUMPTION AGREEMENT

         1.       Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Loan Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  1.3 Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                    EXHIBIT E

                      FORM OF CONTINUING GUARANTY AGREEMENT

                          CONTINUING GUARANTY AGREEMENT

         This CONTINUING GUARANTY AGREEMENT (this "Agreement"), dated as of [], 200[_], is made by each of the undersigned (each, a "Guarantor" and, collectively, the "Guarantors"), in favor of each Guaranteed Party (as hereinafter defined).

         WHEREAS, Granite Construction Incorporation, a Delaware corporation (together with its successors, the "Company"), Bank of America, N.A., as Administrative Agent, as L/C Issuer and as a Lender, and the other financial institutions as are, or may from time to time become, parties thereto have entered into or are in the process of entering into that certain Credit Agreement, dated as of [ 2003] as amended, modified and/or supplemented from time to time, the "Credit Agreement", pursuant to which the Lenders have provided the Commitments and agreed to make Loans to the Company and to participate in Letters of Credit issued by the L/C Issuer for the account of the Company or its Subsidiaries on the terms and conditions contained therein; and

         WHEREAS, to induce the Lenders and the L/C Issuer to provide and to continue to provide financial accommodations to the Company pursuant to the terms of the Credit Agreement and the other Loan Documents, the Guarantors have each agreed to enter into this Agreement;

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, each Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of Guaranteed Party as follows:

                                    ARTICLE I
                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1 Certain Definitions. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement. As used herein, the term "Guaranteed Party" means, as the context may require, the Administrative Agent, the L/C Issuer, each Lender and each Indemnitee (and each such Person's respective successors, transferees and assigns).

         Section 1.2 Construction. For purposes of this Agreement and unless otherwise specified herein: (a) references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; (b) references in this Agreement to any determination by the Guaranteed Party include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations) by any Guaranteed Party; any determination made in good faith by any Guaranteed Party shall be conclusive absent manifest error; (c) the words "hereof," "herein," "hereby," and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) article, section, subsection, clause, exhibit and schedule references are to this Agreement; and
(e) any reference to this Agreement or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                                   ARTICLE II
                             GUARANTY BY GUARANTORS

         Section 2.1 Promise to Pay and Perform. Each Guarantor jointly and severally unconditionally and irrevocably guarantees to each Guaranteed Party the payment and performance of all Obligations when and as the same shall become due and payable (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)) (the "Guaranteed Obligations"), it being each Guarantor's intent that such Guarantor's guaranty is a guaranty of payment and not a guaranty of collection. If the Company fails to pay or perform any Guaranteed Obligation on or before the date when due (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)), each Guarantor shall jointly and severally unconditionally and immediately make such payment or render such performance upon written demand therefor by any Guaranteed Party.

         Section 2.2 Cumulative Obligations; Continuing Guaranty. The obligations of each Guarantor hereunder are in addition to any other obligations of such Guarantor under any other guaranties of the Indebtedness or other obligations of the Company or any other Person at any time given to any Guaranteed Party. This Agreement shall not affect or invalidate any such other guaranties. This Agreement is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

         Section 2.3 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly and severally with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to the Guaranteed Parties. The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of the Company or any other such guarantor, and a separate action may be brought against each Guarantor irrespective of whether an action is brought against the Company or any other such other guarantor or whether the Company or any such other guarantor is joined in such action. Each Guarantor's liability hereunder shall not be contingent upon the exercise or enforcement by the Guaranteed Parties of any remedies they may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security the Guaranteed Parties may at any time possess. Any release that may be given by the Guaranteed Parties to the Company or any other guarantor shall not release any Guarantor hereunder unless such release expressly so provides.

         Section 2.4 Limit of Liability. Notwithstanding anything to the contrary contained herein, each Guarantor shall be liable hereunder only for the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or comparable provisions of any applicable state law; provided that such amount shall be presumed to be the entire amount of the Guaranteed Obligations. If, any Guarantor claims that such Guarantor's liability hereunder is less than the entire amount of the Guaranteed Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor are more readily available to and are under the control of such Guarantor. All payments received by any Guaranteed Party from any Person other than a Guarantor on account of the Guaranteed Obligations shall be deemed as having been applied to Guaranteed Obligations that, pursuant to this Section 2.4, are in excess of the amounts guaranteed hereunder.

                                   ARTICLE III
                                    PAYMENTS

         Section 3.1 Nature and Application of Payments. Each Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, the Guaranteed Parties may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as the Guaranteed Parties shall in their sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person.

         Section 3.2 Indefeasible Payment; Revival. If any portion of any payment to the Guaranteed Parties is set aside and repaid by any Guaranteed Party for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and each Guarantor shall be liable for the full amount the Guaranteed Parties are, or any Guaranteed Party is, required to repay plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by the Guaranteed Parties in connection therewith.

                                   ARTICLE IV
              CERTAIN REPRESENTATIONS AND WARRANTIES OF GUARANTORS

         Each Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

         Section 4.1 No Contravention; No Default. The execution, delivery, and performance by such Guarantor of this Agreement do not and will not: (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation to which such Guarantor is a party or any order, injunction, writ, or decree of any Governmental Authority to which such Guarantor or such Guarantor's properties are subject; or
(b) violate any Laws of any Governmental Authority.

         Section 4.2 Binding Effect. This Agreement constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         Section 4.3 Litigation. Except as set forth on Schedule 5.06 to the Credit Agreement, there are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of such Guarantor, threatened in writing, at law, in equity, in arbitration, or before any Governmental Authority, against such Guarantor or any of such Guarantor's properties which purport to affect or pertain to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby.

         Section 4.4 Regulated Entity. Neither such Guarantor nor any Person controlling such Guarantor is: (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation by any federal or state statute or regulation limiting such Guarantor's ability to incur such Guarantor's obligations hereunder.

         Section 4.5 No Action Required. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any Governmental Authority or of, to, or with any other Person, is or will be required for: (a) the execution, delivery, or performance of this Agreement by such Guarantor; or (b) the exercise by the Guaranteed Parties of any of their respective rights and remedies provided for herein.

         Section 4.6 Changes Affecting the Guaranteed Obligations. Such Guarantor has taken and is taking all steps in such Guarantor's opinion necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Guaranteed Obligations. Without limiting the generality of the foregoing, such Guarantor hereby confirms that it has received and reviewed the Credit Agreement, the Fee Letter and all other Loan Documents (and all other agreements, documents and instruments related thereto) that such Guarantor, in such Guarantor's sole determination, has deemed necessary or appropriate to receive and review.

         Section 4.7 Reliance by Guarantor; Financial Condition of the Company. This Agreement is not made by such Guarantor in reliance on any representation or warranty, express or implied, by any Guaranteed Party concerning the financial condition of the Company, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter. Such Guarantor is presently informed of the financial condition of the Company and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Such Guarantor has reviewed each of the Loan Documents.

         Section 4.8 Adequate Consideration. The consideration given or provided, or to be given or provided, by the Guaranteed Parties in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and such Guarantor's obligations hereunder.

                                    ARTICLE V
                         CERTAIN COVENANTS OF GUARANTORS

         Section 5.1 Knowledge of Financial Condition. Each Guarantor shall keep informed of the Company's financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

         Section 5.2 Further Assurances. Each Guarantor shall, from time to time, at the expense of such Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that the Guaranteed Parties (or any of them) may reasonably request, to enable the Guaranteed Parties (or any of them) to exercise and enforce their respective rights and remedies hereunder.

         Section 5.3 Sales, Dispositions, etc. Each Guarantor will not, without the prior written consent of the Guaranteed Party, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all of substantially all of such Guarantor's properties or assets, or any interest therein, except as otherwise permitted by the Credit Agreement.

                                   ARTICLE VI
              CERTAIN ACKNOWLEDGEMENTS AND AGREEMENTS OF GUARANTORS

         Section 6.1 Modifications to Loan Documents and Guaranteed Obligations. Each Guarantor acknowledges and agrees that, without notice to such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Guaranteed Parties (or any of them) may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to the Company in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

         Section 6.2 Subordination. Each Guarantor agrees that any and all present and future indebtedness of the Company owing to such Guarantor is postponed in favor of and subordinated to indefeasible payment, in full, in cash, of the Guaranteed Obligations. In this regard, upon the occurrence and during the continuance of a Default or an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full. Any payment received by any Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for the Guaranteed Parties and promptly paid over to the Guaranteed Parties on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

         Section 6.3 Administrative Agent as Each Guarantor's Attorney-in-Fact. Each Guarantor irrevocably appoints the Administrative Agent as such Guarantor's attorney-in-fact, with full authority in the place and stead and name of such Guarantor, from time to time at the Administrative Agent's discretion but only following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Guaranteed Parties (or any of them) may, in accordance with the provisions of the Loan Documents or this Agreement, require as necessary or advisable to accomplish the purposes of this Agreement.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing (including telegraphic, telex, telefacsimile, or cable communication) and mailed, telegraphed, telexed, sent by telefacsimile, cabled, or delivered to such party at its address or telefacsimile number set forth, in the case of each Guarantor, on the signature pages hereof, or, in the case of the Guaranteed Parties, on
Schedule 10.02 to the Credit Agreement, or such other address or telefacsimile number as such party may hereafter specify for the purpose by notice to the other party given in accordance with this Section 7.1. Each such notice, request or other communication shall be deemed to have been received: (a) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails; (b) if mailed by overnight delivery service, telegraphed, telexed, sent by telefacsimile, or cable, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telefacsimile (with electronic confirmation), or delivered to the cable company, respectively; or (c) if delivered by hand, upon delivery. If any conflict exists between any oral communication to any Guaranteed Party and the written confirmation thereof, the oral communication shall control if any Guaranteed Party has acted thereon prior to actual receipt of such written confirmation.

         Section 7.2 Amendments, Waivers, and Consents. No amendments or waivers of any provision of this Agreement nor any consent to any departure by any Guarantor from the terms hereof shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (or all Guaranteed Parties if required by the terms of the Credit Agreement) and the Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.3 No Waiver; Cumulative Nature of Remedies. No failure or delay on the part of any Guaranteed Party in exercising any of its rights and remedies under this Agreement, any of the Loan Documents, or otherwise with respect to any of the Guaranteed Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Loan Documents, or otherwise with respect to the Guaranteed Obligations preclude any other or further exercise thereof or the exercise of any other right or remedies. The rights and remedies provided in this Agreement and otherwise with respect to the Guaranteed Obligations are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.4 Costs and Expenses. Each Guarantor shall pay or reimburse the Guaranteed Parties on demand for all fees, costs, and expenses incurred by the Guaranteed Parties in connection with the enforcement or attempted enforcement of this Agreement, the preservation of any rights or remedies under this Agreement, or in any action, case, or proceeding (whether at law or in equity) relating to this Agreement. Without limiting the generality of the foregoing, such fees, costs, and expenses shall include reasonable Attorney Costs actually incurred by the Guaranteed Parties or any of them (irrespective of whether the Company is liable therefor), whether or not suit is brought, in connection therewith.

         Section 7.5 Successors and Assigns. This Agreement shall: (a) be binding upon each Guarantor and each Guarantor's successors and assigns; and (b) inure to the benefit of each

Guaranteed Party and its successors and assigns (all to the extent permitted by the Loan Documents). Without limiting the generality of the foregoing subsection
(b) but subject to the provisions of the Credit Agreement, any Guaranteed Party may assign or otherwise transfer all or any part of the Guaranteed Obligations owed to it to any other Person.

         Section 7.6 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement and shall not be given any substantive effect.

         Section 7.7 Ambiguities. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against any Guarantor or any Guaranteed Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each Guarantor and each Guaranteed Party and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

         Section 7.8 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. In addition, all agreements and covenants herein shall be given independent effect such that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted by another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

         Section 7.9 Counterparts; Telefacsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each Guarantor may effect execution and delivery of this Agreement by executing a counterpart hereof and sending the signature page bearing such Guarantor's signature to the Administrative Agent by telefacsimile and, thereafter, promptly sending by mail or delivering such signature page to the Administrative Agent; provided that the failure to deliver such signature page by such Guarantor shall not affect the validity, enforceability, or binding effect of this Agreement against such Guarantor.

         Section 7.10 Entire Agreement. This Agreement and the Credit Agreement embody the entire agreement and understanding concerning the Guarantors and the Guaranteed Parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. No course of prior dealing between any Guarantor and the Guaranteed Parties (or any of them), no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein.

                                  ARTICLE VIII
                          CERTAIN WAIVERS BY GUARANTORS

         EACH GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT SUCH WAIVERS, IF NOT SO MADE,

MIGHT OTHERWISE RESULT IN SUCH GUARANTOR BEING ABLE TO AVOID OR LIMIT SUCH GUARANTOR'S LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

         Section 8.1 Notices. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by the Guaranteed Parties of this Agreement; (b) notice of any Credit Extensions consisting Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to such Guarantor's right to make inquiry, at any reasonable time, of any Guaranteed Party to ascertain the amount of the Guaranteed Obligations owing to such Guaranteed Party; (d) notice of any adverse change in the financial condition of the Company, of any change in value, or the release, of any collateral, or of any other fact that might increase such Guarantor's risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is expressly required to be given to such Guarantor under this Agreement) and demands to which guarantor might otherwise be entitled.

         Section 8.2 Revocation. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke such Guarantor's guaranty obligation hereunder as to future Guaranteed Obligations and, in light thereof, all protection afforded such Guarantor under Section 2815 of the California Civil Code. Each Guarantor fully realizes and understands that, upon execution of this Agreement, such Guarantor will not have any right to revoke this Agreement as to any future indebtedness and, thus, may have no control over such Guarantor's ultimate responsibility for the amount and nature of the Guaranteed Obligations.

         Section 8.3 Defenses of the Company. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever (including any act or failure to act by the Company or the Guaranteed Parties) of the liability of the Company in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any statute of limitations; (b) any lack of power or authority of the Company or any Person acting or purporting to act on the Company's behalf; (c) the operation of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction; or (d) any claim of fraudulent transfer or preference.

         Section 8.4 Suretyship and Certain Other Rights and Defenses of Guarantors. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives:

         (a) any right to assert against the Guaranteed Parties (or any of them) any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the Company or any other Person liable to the Guaranteed Parties (or any of them);

         (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor or from any failure of the Guaranteed Parties (or any of them) to act in a commercially reasonable manner;

         (c) any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by the Guaranteed Parties (or any of them) (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects any Guarantor's rights of subrogation, reimbursement, indemnity, or contribution or other rights against the Company or any other Person), including any defense based upon an election of remedies by any Guaranteed Party under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction. In making this waiver, each Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if the Guaranteed Parties (or any of them) conducted a nonjudicial foreclosure sale of real property collateral: (i) such Guaranteed Party(ies) would lose the right to pursue the Company for any deficiency that might remain following such sale; (ii) if such Guarantor were to pay such deficiency following such sale, it would be precluded from pursuing the Company for reimbursement; and (iii) as a result, such Guaranteed Party(ies) would be prevented from pursuing such Guarantor for such deficiency following such sale;

         (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder (or the enforcement thereof);

         (e) any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by the Guaranteed Parties (or any of them); and

         (f)      any right to require the Guaranteed Parties (or any of them):
(i) to institute suit or otherwise proceed against the Company or any other Person; or (ii) to exhaust any rights and remedies which the Guaranteed Parties (or any of them) have or may have against the Company or any other Person.

         Section 8.5 Marshalling. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require the Guaranteed Parties (or any of them) to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

         Section 8.6 Claims Against the Company and Others. Each Guarantor absolutely, unconditionally, knowingly, and expressly agrees that, until the Guaranteed Obligations have been indefeasibly repaid in full, such Guarantor will not in any manner enforce or pursue, or seek to enforce or pursue, any or all of the following rights (it being expressly agreed that all such rights are subordinate to any claims of the Guaranteed Parties (or any of them)): (a) any right of subrogation, indemnity, or contribution such Guarantor has or may have as against the Company or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against the Company or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and
(c) any
right to proceed or to seek recourse against or with respect to any assets of the Company or any other Person with respect to any of the Guaranteed Obligations.

         Section 8.7 Certain Additional Statutory Rights. Without limiting the generality of any other waiver or other provision set forth in this agreement, each Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820,
2821, 2822, 2838, 2839, 2845, 2848, 2849, and 2850 of the California Civil Code,
Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of
the California Uniform Commercial Code.

                                   ARTICLE IX
         GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY

         Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF CALIFORNIA, PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         Section 9.2 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         Section 9.3. Waiver of Jury Trial. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER

AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH ABOVE IS MADE WITH SUCH GUARANTOR'S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCE AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT, BUT TO THE FULLEST EXTENT, PERMITTED BY LAW OR PUBLIC POLICY.

         EACH GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS AGREEMENT IS EFFECTIVE UPON SUCH GUARANTOR'S EXECUTION AND DELIVERY OF THIS AGREEMENT TO THE ADMINISTRATIVE AGENT ON BEHALF OF ALL OF THE GUARANTEED PARTIES. NO FORMAL ACCEPTANCE BY THE GUARANTEED PARTIES IS NECESSARY TO MAKE THIS AGREEMENT EFFECTIVE.

         IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the date first written above.

                                             [________________________________],
                                             a [_____________]

                                             By:   ____________________________
                                             Name: ____________________________
                                             Title:____________________________

                                             Notice Information:

                                             __________________________________
                                             __________________________________
                                             __________________________________
                                             Attn: ___________________________
                                             Telephone: ______._______._______
                                             Telefacsimile: ______._____._____

                                    EXHIBIT F

                               OPINION OF COUNSEL

Matters to be addressed by opinion of Borrower's counsel:

         1. (a) Borrower is a corporation, duly incorporated and validly existing under the laws of Delaware and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (b) Each of GCC and GLC is a corporation duly incorporated and validly existing under the laws of California and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (c) Each of GG&R and Pozzolan is a corporation duly incorporated and validly existing under the laws of Utah and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (d) Intermountain is a corporation duly incorporated and validly existing under the laws of Wyoming and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (e) GILC is a California limited partnership validly existing under the laws of California and has the requisite partnership power and authority to own its property and to conduct the business in which it is currently engaged. [ADD ADDITIONAL GUARANTORS, IF NECESSARY]

         2. Borrower (a) has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Credit Agreement and the Notes, and (b) has the corporate power and authority to execute, deliver and perform the Credit Agreement. Each Subsidiary (a) has taken all necessary and appropriate corporate action or partnership action, as applicable, to authorize the execution, delivery and performance of the Guaranty, and (b) has the corporate power or partnership power, as applicable, and authority to execute, deliver and perform the Guaranty.

         3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower. The Guaranty has been duly executed and delivered by each Guarantor. The Credit Agreement and the Notes constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms. The Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

         4. The execution, delivery and performance by Borrower of the Credit Agreement and the Notes do not: (a) violate or contravene any injunction, order, writ, judgment, decree, determination or award of any United States or California Governmental Authority as presently in effect applicable to Borrower;
(b) conflict with or result in a breach of or constitute a default under the certificate of incorporation and bylaws of Borrower; (c) violate or result in a breach of or constitute any default under any agreements of Borrower, and, do not result in or require the creation or imposition of any lien on any of Borrower's properties or revenues pursuant to any injunction, order, decree or undertaking as presently in effect or any such agreements of Borrower; or (d) result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any law, rule or regulation as presently in effect.

         5. The execution, delivery and performance by each Guarantor of the Guaranty do not: (a) violate or contravene any injunction, order. writ, judgment, decree, determination or award of any United States or California Governmental Authority as presently in effect applicable to each Guarantor; (b) conflict with or result in a breach of or constitute a default under the articles/certificates of incorporation and bylaws or partnership agreement, as applicable, of each Guarantor; (c) violate or result in a breach of or constitute any default under any agreements of each Guarantor, and do not result in or require the creation or imposition of any lien on any Guarantor's its properties or revenues pursuant to any injunction, order, decree or undertaking as presently in effect or any such agreements of each Guarantor; or (d) result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any law, rule or regulation as presently in effect.

         6. Each of Borrower and the Subsidiaries is duly qualified to do business and is in good standing in [the states listed below its name on Exhibit [ ] hereto][the jurisdiction of its respective incorporation or formation and in each other state, where such qualification or licensing is required].

         7. No authorization, consent, approval, license, qualification or formal exemption from, nor notice to, nor any filing, recordation, declaration or registration with, any United States or California Governmental Authority, or to my knowledge any other Governmental Authority, is necessary or required on the part of Borrower in connection with the execution, delivery, or performance by Borrower of the Credit Agreement and the Notes.

         8. No authorization, consent, approval, license, qualification or formal exemption from, nor notice to, nor any filing, recordation, declaration or registration with any United States or California Governmental Authority, or to my knowledge any other Governmental Authority, is necessary or required on the part of each Guarantor in connection with the execution, delivery, or performance by each Guarantor of the Guaranty.

         9. There is no claim, dispute, injunction, temporary restraining order, action, litigation, investigation or proceeding pending or, to the best of my knowledge, threatened against Borrower before any court, arbitrator, administrative agency or Governmental Authority of any kind (a) with respect to the Credit Agreement and the Notes or (b) which, if adversely determined, would have a Material Adverse Effect.

         10. There is no claim, dispute, injunction, temporary restraining order, action, litigation, investigation or proceeding pending or, to the best of my knowledge, threatened against any Subsidiary before any court, arbitrator, administrative agency or Governmental Authority of any kind (a) with respect to the Guaranty or (b) which, if adversely determined, would have a Material Adverse Effect.

         11. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (49 U.S.C Sections 10101 et seq. (Supp. 1992)) or the Federal Power Act, which would limit its ability to incur Indebtedness.

         12. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. The aggregate value of all Margin Stock directly or indirectly owned by the Borrower and its Subsidiaries is less than 25 % of the aggregate value of the consolidated assets of the Borrower and its Subsidiaries.

         13. The only subsidiaries of Borrower are the Subsidiaries and [______________].